As filed with the Securities and Exchange Commission on May 12, 2010

Registration No. 333- 152428

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	3690	98-0217653
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

18/F., 318 Hennessy Road, W Square
Wanchai, Hong Kong
(852) 2546-1808
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Incorp Services, Inc.
375 N. Stephanie Street, Suite 1411
Henderson, Nevada 89014-8909
(702) 866-2500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of communications to:

Clark Wilson LLP
Attn: Vikram Dhir, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:
[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-1 (this “Post-Effective Amendment”) is being filed pursuant to Section 10(a)(3) of the Securities Act to update our registration statement on Form S-1 (Registration No. 333-152428) (the “Registration Statement”), which was previously declared effective by the Securities and Exchange Commission on July 28, 2008. This Post-Effective Amendment is being filed (i) to include the audited consolidated financial statements and the notes thereto included in our Transition Report on Form 10-K for the fiscal nine months ended December 31, 2009 and fiscal year ended March 31, 2009, (ii) to update certain other information in the Registration Statement and (iii) to decrease the number of shares of common stock included in the Registration Statement from 8,750,000 to 6,104,400. Based on information received by our company, no shares were sold by the selling security holders pursuant to the Registration Statement since July 31, 2009, the date on which the audited financial statements in the Registration Statement became stale-dated. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS
SUBJECT TO COMPLETION
May 12, 2010

6,104,400 Shares of Common Stock of

LIGHTSCAPE TECHNOLOGIES INC.

          This prospectus relates to the resale by the selling stockholders named in this prospectus of up to 6,104,400 shares of our issued and outstanding common stock. The selling stockholders may sell their shares of common stock from time to time at fixed prices, prevailing market prices, at varying prices or at negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We will pay for the expenses of this offering.

          The selling stockholders may be deemed to be “underwriters”, as such term is defined in the Securities Act.

          Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”) under the symbol “LTSC”. The average of the high and low inside bids for shares of our common stock on May 3, 2010 was $0.10 based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. Based on such price, the proceeds the selling stockholders could be expected to receive can be estimated at $0.10 per share, and an aggregate of $610,440.00. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. We cannot give any assurance that a stable trading market will develop for our common stock.

          Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should carefully consider the various “Risk Factors” beginning on page 2 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

          Neither the Seccurities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

          The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May __, 2010.

          The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

          As used in this prospectus and unless otherwise indicated, the terms “we”, “us” and “our” refer to Lightscape Technologies Inc. and our subsidiaries.

          All dollar amounts refer to United States dollars unless otherwise indicated and all references to “common shares” refer to shares of our common stock.

PROSPECTUS SUMMARY

          This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares of our common stock. You are urged to read this prospectus in its entirety, including the information under “Risk Factors” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Company Overview

          We were incorporated under the laws of the State of Nevada under the name “Legacy Bodysentials Inc.” on September 14, 1995. On September 25, 1996, we changed our name to “Legacy Minerals Inc.” and on May 18, 1998, we changed our name to “Global Commonwealth Inc.” On November 12, 1999, we changed our name to “Global Innovative Systems Inc.” and on April 23, 2007, we changed our name to “Lightscape Technologies Inc.” The name change became effective with the OTC Bulletin Board at the opening for trading on April 23, 2007 under the new stock symbol “LTSC”.

          We are a holding company for subsidiaries engaged in two main business activities: (i) light-emitting diode (“LED”) out-of-home advertising and (ii) LED solutions. During the nine months ended December 31, 2009, approximately 20% of our revenue was derived from our digital out-of-home advertising business and 80% from our LED solutions business.

Digital Out-of-Home Advertising Business

          We design, install and operate digital out-of-home advertising billboards. We are building and expanding our digital out-of-home advertising network (i) through digital billboard installations which we complete and operate independently, and (ii) through digital display installations which we complete and operate through partnerships and/or joint ventures with major property owners and developers in Asia. We generate revenue by selling advertising space on our digital out-of-home media network to advertisers. We have established and are continuing to establish advertising sales channels for our digital out-of-home advertising network by forming strategic partnerships with advertising agencies and other media industry partners.

          We have partnered directly with New World Group companies New World China Land Limited (“NWCL”) and New World Department Stores China Ltd. (“NWDSC”) to install and operate digital out-of-home advertising screens at properties owned by NWCL and operated by NWDSC throughout mainland China. NWDSC is a department store operator in the PRC with a network of 28 stores in 16 major cities in China.

          On October 1, 2009, our company signed an outdoor digital billboard cooperation agreement with Beijing Chongwen –New World Properties Development Co. Ltd., a New World subsidiary. Under the 10-year agreement, our company agreed to build two large-scale outdoor LED displays at the Beijing New World Centre mixed-use complex, with screen areas of 150 square meters and 50 square meters, respectively. Our company will source, design, install and service the two LED displays, and secure advertising contracts for advertising and media content to be displayed on the screens. The first LED display began operating and generating advertising revenue on February 10, 2010, while the second LED display is expected to be completed and become operational by June 2010. We plan to install additional large-sized LED displays in second half of 2010, including but not limited to NWDSC department stores in Wuhan and Changsha, China.

          As of May 1, 2010, we have set up and operate 5 out-of-home LED screens in Hong Kong and 30 out-of-home LED screens across various major cities in China, including 2 screens in Beijing, 1 screen in Shenzhen, 1 screen in Jinan and 26 screens in Zhejiang province. 7 new screens are expected to be in operation before end of 2010. Additionally, we have launched and operate approximately 300 indoor LCD displays within 28 NWDSC department stores across 16 cities in China. Both the LED and LCD advertising networks became operational and began generating advertising revenue in February 2010 from various well-known international brand-name customers.

          Our company has formed strategic partnerships with Ogilvy & Mather Group, a major advertising agency in Hong Kong, and LIME, a diversified media conglomerate, to sell advertising space on our digital out-of-home advertising network. Both of these partnerships are actively promoting out-of-home advertising on our network. We are also in the process of negotiating strategic partnership agreements and contracts with other advertising agencies and advertisers for the sales of advertising space on the network.

LED Solutions Business

          We operate in three principal lines of the LED products and services industry: (i) LED Systems, (ii) original equipment manufacturing (“OEM”) and Licensing, and (iii) LED Screen Rental Service. We provide design, installation and digital control of LED video and lighting systems; OEM and licensing of our proprietary digital controller software system; and rentals of LED screens and related hardware.

          Our resident agent for service is Incorp Services, Inc. The address of our resident agent is 375 N. Stephanie Street, Suite 1411 Henderson, Nevada 89014-8909, telephone: (702) 866-2500. Our principal executive offices are located at 18/F., 318 Hennessy Road, W Square, Wanchai, Hong Kong. Our telephone number is (852) 2546 1808.

Private Placement Transaction

          On March 17, 2008, we completed a private placement in which we sold 9,375,000 shares of our common stock at a price of $0.80 per share for aggregate proceeds of $7,500,000. Roth Capital Partners, LLC acted as our placement agent for the offering and received a cash fee in the amount of $525,000 and warrants to purchase up to 656,250 shares of common stock. The warrants to purchase shares of common stock may be exercised by cash exercise or cashless exercise for a period of five years, subject to adjustment for certain anti-dilutive events.

Number of Shares Being Offered

          This prospectus relates to the resale by the selling stockholders named in this prospectus of up to 6,104,400 shares of our issued and outstanding common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of Section 5 of the Securities Act, in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time at fixed prices, at prevailing market prices, at varying prices or at negotiated prices. Please see the “Plan of Distribution” section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Number of Shares Outstanding

          There were 55,876,410 shares of our common stock issued and outstanding as at May 3, 2010.

RISK FACTORS

          An investment in our in our common stock involves a high degree of risk. The risks described below include material risks to our company or to investors in this offering that are known to our company. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

RISKS RELATED TO OUR BUSINESS

          Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

          We have a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the growing market for digital out-of-home advertising and LED systems in the PRC. Some of these risks and uncertainties relate to our ability to:

attract new customers and increase spending per customer;

increase awareness of our brand and continue to develop customer loyalty;

respond to competitive market conditions;

respond to changes in our regulatory environment;

manage risks associated with intellectual property rights;

maintain effective control of our costs and expenses;

raise sufficient capital to sustain and expand our business; and

attract, retain and motivate qualified personnel.

          If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We may require additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may not be able to achieve our corporate goals, and in the worst case may fail.

          Our business plan calls for expenses, working capital and capital expenditures necessary to continue the build-up of our digital out-of-home advertising network and to complete supply and build contracts for LED systems. However, there is no assurance that actual cash requirements will not exceed our estimates. We may need to raise additional funds to:

support our planned rapid growth;

develop new or enhanced services and technologies;

increase our marketing efforts;

acquire complementary businesses or technologies; and/or

respond to competitive pressures or unanticipated requirements.

          We depend to a large extent on outside capital over the near-term to fund our capital needs. Such outside capital may be obtained from additional debt or equity financing. We are exploring possible bank financing opportunities, mainly in the form of accounts payable financing. There is no assurance that capital will be available to meet our continuing development costs or, if the capital is available, that it will be on terms acceptable to us. Disruptions in financial markets and challenging economic conditions have affected and may continue to affect our ability to raise capital. The issuance of additional equity securities by us would result in a dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. Though the management believes the chance is remote, if we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

Our operations are cash intensive and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

          We expend a significant amount of cash in our operations, principally to fund our procurement of LED-based hardware. We generally fund most of our working capital requirements out of cash flow generated from operations. Accordingly, if we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivable, we may not have sufficient cash flow to fund our operating costs and our profitability and results of operations could be adversely affected.

          During the nine months ended December 31, 2009, we improved our operational cash flow by synchronizing our payment of costs and receipt of revenue by collecting project deposits before paying related project costs. Key to this was negotiating with our major suppliers to accept payments in line with the timing of our receipt of revenue. In turn, we typically bill our customers in accordance with the percentage-of-completion method, although we offer some of our long-standing customers more favorable credit terms.

Our operating results may fluctuate from period to period and if we fail to meet market expectations for a particular period, our share price may decline.

          Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including a historical reliance on non-recurring revenue streams. For example, our provision of LED systems generally consists of large-scale, one-off supply and build contracts completed for large property developments. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control. We cannot assure you that our operating results will meet the expectations of market analysts or our investors. If we fail to meet their expectations, there may be a decline in our share price.

If there are any interruptions to or a decline in the quality of our LED hardware supply channels, our sales could be materially and adversely affected.

          LED video screens, modules and lighting hardware are the principal component parts used in our sales. We procure all of our LED hardware from a number of third-party manufacturers. Our third-party suppliers may not continue to be able to provide an adequate supply of LED hardware to satisfy our present and future sales needs. The supply of LED video screens, modules and lighting hardware is dependent on the output of OEM LED manufacturers. Our current suppliers may not be able to provide LED video screens, modules and lighting hardware of sufficient quality to meet our quality control requirements. Any interruptions to or decline in the amount or quality of our LED hardware supply could materially disrupt our sales and adversely affect our business. We are vulnerable to increases in the price of raw materials (particularly of LED modules and video screens) and other operating costs. If the costs of raw materials or other costs of sales and distribution of our products and services increase, and we are unable to entirely offset these increases by raising prices of our products and services, our profit margins and financial condition could be adversely affected.

We operate in a highly-competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

          Management is aware of similar products and services which compete directly with our digital out-of-home advertising and LED systems, and some of the companies developing and offering these similar products and services have greater financial, technical and marketing resources, larger digital out-of-home advertising and LED system distribution networks, and greater brand name recognition than we do. These companies may develop products and services superior to those of our company. Such competition will potentially affect our chances of achieving profitability in the future.

          This may place us at a disadvantage in responding to our competitors’ pricing strategies, technological advances, marketing campaigns, alliances and other initiatives. Some of our competitors conduct more extensive promotional activities and offer lower prices to customers than we do, which could allow them to gain greater market share or prevent us from increasing our market share. In the future, we may need to decrease our prices if our competitors continue to lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Further, to the extent our competitors are able to attract and retain customers based on product and/or price advantages, our business and ability to grow could be adversely affected in a material manner. To be successful, we must establish and strengthen our brand awareness, effectively differentiate our product and service lines from those of our competitors and build our strategic partnerships. To achieve this we may have to substantially increase marketing activities and expenses in order to compete effectively.

Our failure to maintain existing relationships or to obtain new relationships with companies that allow us to access desirable locations where we plan to operate our digital out-of-home advertising displays could harm our growth potential and our ability to increase our revenues.

          Our ability to generate future revenues from digital out-of-home advertising sales depends largely upon our ability to secure desirable locations for the installation and operation of our large-scale out-of-home digital billboards. This, in turn, requires that we develop and maintain joint venture, strategic and/or other business relationships with property owners and developers which own the targeted locations suitable to place our digital billboards. If we are unable to maintain our existing relationships or to form new relationships with property owners and developers, our ability to install and operate digital out-of-home billboards would be negatively impacted. In turn, advertisers may not find advertising on our digital out-of-home billboards attractive and may not wish to purchase advertising time slots on our network, which would have a material negative impact on our ability to grow future revenues.

If we are unable to attract advertisers to advertise on the digital out-of-home advertising network we are building, we will be unable to generate advertising fees, which could negatively affect our ability to grow revenues.

          The fees we can charge advertisers for time slots on our digital advertising network depends on the size and quality of our digital out-of-home network and the demand by advertisers for advertising time on our network. Advertisers will choose to advertise on our digital network in part based on the size of our network and the desirability of the locations where we operate our digital out-of-home displays. If we fail to maintain or to increase the number of locations and digital displays in our network, advertisers may be unwilling to purchase time on our network which could negatively affect our ability to grow our revenues in the future.

We may be subject to government actions based on the content displayed on and the locations of the digital displays in the digital out-of-home advertising network we are building in China.

          In China, The Outdoor Advertising Registration Administrative Regulations stipulate that out-of-home advertisements in China must be registered with the local State Administration for Industry and Commerce before dissemination. Advertising distributors are required to submit a registration application form and other supporting documents for registration, including the content of the proposed out-of-home advertisement. Our company, our subsidiaries and/or our joint venture company have obtained or are in the process of obtaining such Outdoor Advertising Registration Certificates for the advertisements displayed and intended to be displayed on our digital out-of-home advertising displays. However, we may be subject to government action if advertisements shown on our out-of-home network are in violation of relevant PRC advertising laws and regulations or that the advertisements broadcast on our network have not received required approval from the relevant local supervisory bodies.

          In addition, the placement and installation of digital billboards in China is subject to municipal zoning laws and governmental approvals. Our company, our subsidiaries and/or our joint venture company have obtained or are in the process of obtaining such municipal government approvals for each of our digital out-of-home advertising billboards currently installed or planned to be installed in the PRC. If our existing or future digital billboards are installed in violation of municipal zoning laws or without the required government approvals and are required to be removed, it would diminish the attractiveness of our digital out-of-home advertising network for advertisers and adversely affect our ability to sell advertising space on our network which would in turn adversely affect our ability to grow future revenues.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

          Currently, we derive a majority of our revenues from the sale of LED solutions. We expect to derive a greater proportion of future revenues from our digital out-of-home advertising business. Each of these industries in which we are active are characterized by rapid technological change, new products and services, new sales channels, evolving industry standards and changing client preferences. Our success will depend, in part, upon our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products and services that meet customer demands. We expect new products and services to be developed and introduced by other companies that compete with our products and services. The proliferation of new LED products and services in our markets may reduce demand for our LED products and services. There can be no assurance that we will be successful in responding to these or other technological changes, to evolving industry standards or to new products and services offered by our current and future competitors. In addition, we may not have access to sufficient capital for our research and development needs in order to develop new products and services.

We could lose our competitive advantages if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

          Our success and ability to compete depends in part on our proprietary technology incorporated in our products and solutions, such as our Multimedia and Video Show Control System used for the authoring, control and playback of content on our digital advertising billboards and LED systems. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we would not be able to compete as effectively. We consider our patents and trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brands. The measures we take to protect the proprietary technology, and other intellectual property rights, which presently are based upon a combination of patent, trademark and trade secret laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and a diversion of corporate resources. In addition, notwithstanding any rights we have secured to our intellectual property, other persons may bring claims against us claiming that we have infringed on their intellectual property rights, including claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time-consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our trademarks or require us to make changes to our technologies.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely effected.

          To continue our growth, we will need to recruit additional senior management personnel, including persons with financial and sales experience. In addition, we must hire, train and retain a number of other skilled personnel, including persons with experience in LED system design, creative lighting design, development of intelligent LED control software, electrical engineering and operations. Although the recent economic downturn has put our company in a more favorable recruitment position for these personnel, competition may increase as economic conditions improve, which could cause our compensation costs to increase which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

          We are highly dependent on our senior management to manage our business and operations. In particular, we rely substantially on our chief executive officer, Mr. Bondy Tan, to manage our operations. In addition, we also rely on design, engineering, sales and marketing personnel with technical and industry knowledge to market, sell and install our products and services. We do not maintain key man life insurance on any of our senior management or key personnel. The loss of any one of them, in particular Mr. Tan, would have a material adverse effect on our business and operations. Competition for senior management personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management personnel that we lose. In addition, if any member of our senior management joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company.

Our company is subject to sales channel risk due to a concentration of sales to a limited number of customers and any significant interruption from these customers may have a material adverse effect on our company.

          Approximately 58.8% of our revenue was contributed from three customers for the nine months ended December 31, 2009. If these three or any of our customers ceased doing business with our company, we would require time to find other customers. If we lose these customers or are unable to generate recurring revenues from these customers, there would be a negative impact on our overall performance. We have not entered into long-term supply contracts with any of these major customers. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. If we cannot maintain long-term relationships with our major customers, the loss of a significant portion of our sales to them could have an adverse effect on our business, financial condition and results of operations.

Our company is subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

          We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expenses. Additionally, to the degree that the ongoing turmoil in the credit markets makes it more difficult for some customers to obtain financing, those customers’ ability to pay could be adversely impacted, which in turn could have a material adverse impact on our business, operating results, and financial condition.

Our growth could be impaired if we do not successfully handle certain risks associated with international business.

          There are risks inherent in doing business in international markets, including:

difficulties in staffing and managing foreign operations;

changes in regulatory requirements, tariffs and other trade barriers;

potential adverse tax consequences; and

inadequate protection for intellectual property rights.

          One or more of these factors may make it difficult for us to fully implement our international business strategies and may have a material adverse effect on our current or future international operations.

The current economic environment has adversely affected business spending patterns, which may have an adverse effect on our business.

          The disruptions in the financial markets and challenging economic conditions have adversely affected the world economy, and in particular, reduced spending by businesses. Our operating results in one or more segments may be affected by these uncertain or changing economic conditions and spending patterns. If our customers delay or cancel spending on digital out-of-home advertising or LED solutions, that decision could result in reductions in sales of our products and services, longer sales cycles and increased price competition. There can be no assurances that government responses to the disruptions in the financial and economic markets will restore spending to previous levels. If global economic and market conditions remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition.

We derive a substantial portion of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

          A substantial portion of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products and services in the PRC will continue to represent a substantial proportion of our total revenues in the near future. Any significant decline in the condition of the PRC economy could, among other things, adversely affect consumer buying power and discourage the purchase of our products and services, which in turn would have a material adverse effect on our revenues and profitability.

Any changes in the political and economic policies of, or any new regulations implemented by, the Chinese government could affect, or even restrict, the operation of our business and our ability to generate revenues.

          Our business is currently focused on the sale of digital out-of-home advertising and LED products and services in China. Accordingly, our business, results of operations and financial condition are affected to a significant degree by any economic, political and legal developments in China.

          Since the late 1970s, the Chinese government has been reforming its economic system. Although we believe that economic reform and the macroeconomic measures adopted by the Chinese government has had and will continue to have a positive effect on the economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Some modifications or revisions, if any, could have a material adverse effect on the overall economic growth of China and the development of specialty lighting products and services in China. Any such changes would have a material adverse effect on our business. Furthermore, there is no guarantee that the Chinese government will not impose other economic or regulatory controls that would have a material adverse effect on our business. Any changes in the political, economic and social conditions in China, adjustments in policies by the Chinese government or changes in laws and regulations on the sale of digital out-of-home advertising or LED products and services could affect the manner in which we operate our business and restrict or prohibit transactions initiated or conducted by our company. Any such changes or new regulations could affect our ability to develop and sell our products and therefore affect our ability to generate revenues.

Our company is subject to foreign exchange rate risk, particularly fluctuations in the exchange rate between Chinese Renminbi and United States dollars.

          Our company may enter sales transactions denominated in Chinese Renminbi. The PRC State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under the Rules, once various procedural requirements are met, Renminbi is convertible for current account transactions, including trade and services, but not for capital account transactions, including direct investment, loan or investment in securities outside China, unless the prior approval of the State Administration of Foreign Exchange of the PRC is obtained. Although the Chinese government regulations now allow greater convertibility of Renminbi for current account transactions, significant restrictions still remain.

          The value of the Renminbi is subject to changes in China’s central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Renminbi is moved to a managed floating exchange rate based on market supply and demand with reference to a basket of foreign currencies. The recent global financial crisis may lead to drastic and unanticipated fluctuations in the exchange rates of Renminbi, which may affect our company through either foreign exchange gains or losses to be accounted for in the statement of operations, and which may materially affect our operating results and financial position.

New or changing government policies or regulations related to the digital out-of-home advertising or LED products and services industries in our markets may have an adverse effect on our operations and may require our company to modify our business plan.

          Our management oversees trends in our market industries by accessing available market information, including updated governmental policies and regulations related to such industries from time to time, particularly the digital out-of-home advertising industry in China. Both short and long-term changes in governmental policies or regulations affecting the digital out-of-home advertising or LED products and services industries may trigger our company to take appropriate measures to re-position our company to achieve our business plan or alter the business plan as a whole. We cannot assure that our company will be able to adapt to changing policies and regulations efficiently in order to maintain the currently anticipated level of business, results of operations or financial condition.

If LED-based hardware does not achieve greater market acceptance, prospects for our growth and profitability may be limited.

          Our company’s future success depends on increased market acceptance of LED-based hardware. Potential customers for LED-based hardware may be reluctant to adopt LED video and lighting hardware as an alternative to traditional light source technology because of its higher initial cost and relatively low light output in comparison with the most powerful traditional lighting sources, or because of perceived risks relating to LED technology’s novelty, complexity, reliability and quality, usefulness and cost-effectiveness when compared to other lighting sources available in the market. These factors could adversely affect demand for our company’s digital out-of-home advertising billboards and/or our LED systems. If acceptance of LED-based hardware does not continue to grow, opportunities to increase our revenues and operate profitably may be limited.

If advances in LED technology do not continue, we may be unable to increase our penetration of our existing markets or expand into new markets.

          Our company does not design or manufacture LEDs or individual LED modules. Our ability to continue penetrating our existing markets and to expand into new markets depends on continued advancements in the design and manufacture by others of LEDs and LED modules. In the digital out-of-home billboard advertising and high-performance LED color lighting markets that we currently serve, we rely on continued improvements in the brightness, efficiency and initial cost of color LEDs. The continued development of LED technologies depends on other companies’ research and is out of our control. If advancements in LED technologies occur at a slower pace than we anticipate, or fail to occur at all, we may be unable to penetrate additional markets, our revenues would be significantly reduced, and our future prospects for success may be harmed.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

          Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to sanctions by the Securities and Exchange Commission, lawsuits, delisting by SROs and/or an assignment of higher risks by investors, which would further reduce our stock price.

Most of our assets, all of our directors and most of our officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

          Although we are organized under the laws of the State of Nevada, our principal executive office is located in Hong Kong. Outside the United States, it may be difficult for investors to enforce judgments against us obtained in the United States in any such actions, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our directors and most of our officers reside outside the United States, and many of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to affect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of the United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws.

The occurrence of a widespread health epidemic may adversely affect our financial condition and results of operations.

          Our businesses may be adversely affected by widespread regional, national or global health epidemics, such as pandemic flu. Such threats or epidemics may adversely impact our businesses by disrupting provision of services to our customers, and by causing customers to avoid public gathering places. If such health epidemics occur, we may experience material impacts on our business, operating results, and financial condition.

RISKS RELATED TO OUR INDUSTRY

The digital out-of-home advertising and LED products and services industries in the PRC may face increasing competition from both domestic and foreign companies, as well as increasing industry consolidation, which may affect our market share and profit margin.

          The specialty lighting industry, including the provision of digital out-of-home advertising, LED lighting systems and LED screen rental services, in the PRC is highly competitive. Our products and services are targeted primarily at property owners and developers, a market in which we face increasing competition. In addition, there is an increasing trend of consolidation throughout the industry. We believe that our ability to maintain our market share and grow our operations within this landscape of changing and increasing competition is largely dependant upon our ability to distinguish the quality of our products and services.

          In addition, prior to the entry of the PRC into the World Trade Organization (“WTO”), high barriers to entry existed for many potential competitors in our business through the use of tariffs and restrictive import licensing and distribution practices. The admission of the PRC to the WTO has lowered some of the tariffs and other barriers to entry so we can expect that competition will increase.

          We cannot assure you that our current or potential competitors will not develop products or services of a comparable or superior quality to ours, or adapt more quickly than we do to evolving consumer preferences or market trends. In addition, our competitors may merge or form alliances to achieve a scale of operations or sales network which would make it difficult for us to compete. Increased competition may also lead to price wars or negative brand advertising, which may adversely affect our market share and profit margin. We cannot assure you that we will be able to compete effectively with our current or potential competitors.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

          A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. We believe the following factors could cause the market price of our common stock to continue to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares:

actual or anticipated variations in our quarterly operating results;

announcements of new services, products, acquisitions or strategic relationships by us or our competitors;

trends or conditions in the energy management services industry;

changes in accounting treatments or principles;

changes in earnings estimates by securities analysts and in analyst recommendations;

changes in market valuations of other energy management services companies; and

general political, economic and market conditions.

          The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could have a material adverse affect the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

          Our certificate of incorporation authorizes the issuance of 800,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value or market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

          There is currently a limited market for our common stock, which trades through the OTC Bulletin Board. Trading of stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for stockholders to sell their stock.

The market price for our common stock may be volatile and subject to wide fluctuations, which may adversely affect the price at which you can sell our shares.

          The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

actual or anticipated fluctuations in our quarterly operations results;

changes in financial estimates by securities research analysts;

conditions in foreign or domestic specialty lighting markets;

changes in the economic performance or market valuations of other specialty lighting companies;

announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

addition or departure of key personnel;

fluctuations of exchange rates between the Renminbi and the U.S. dollar;

intellectual property litigation; and

general economic or political conditions in the PRC.

          In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

          The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may limit a stockholder’s ability to buy and sell our shares.

          In addition to the “penny stock” rules described above, FINRA has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit our shareholders’ ability to buy and sell our stock and which may have an adverse effect on the market for our shares.

If we are late multiple times in filing any of our annual or quarterly reports during the next two years, our common stock may become ineligible for quotation on the OTC Bulletin Board, which would negatively affect the market for our shares and our ability to obtain additional financing.

          Companies trading on the OTC Bulletin Board, such as us, must have a class of securities registered under Section 12 of the Exchange Act, as amended, and must be current in their reports under Section 13 in order to maintain price quotation privileges on the OTC Bulletin Board. More specifically, FINRA Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board, requires an issuer to be current in its filings with the Securities and Exchange Commission. Pursuant to Rule 6530(e), as it is currently in effect, if we file our reports late with the Securities and Exchange Commission three times in a two-year period or our securities are removed from the OTC Bulletin Board twice in a two-year period for failure to file reports, then we will be ineligible for quotation on the OTC Bulletin Board. We have been late in filing a report on one occasion in the past two years: our transition report for the period ending December 31, 2009. If we are late multiple times in filing any of our annual or quarterly reports during the next two years, we may become ineligible for quotation on the OTC Bulletin Board. If our common stock becomes ineligible for quotation on the OTC Bulletin Board, it would negatively affect the market for our common stock and it may become more difficult for us to obtain additional equity financing as shares of our common stock would be less attractive to potential investors.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

          Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. If and when the registration statement of which this prospectus is a part is declared effective, the selling stockholders may be reselling up to 10.9% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

          Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 2 to 13, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

          While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

THE OFFERING

          This prospectus relates to the resale by the selling stockholders named in this prospectus of up to 6,104,400 shares of our issued and outstanding common stock. The offered shares were acquired by the selling stockholders in private placement transactions on March 17, 2008, which were exempt from the registration requirements of Section 5 of the Securities Act in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

          The selling stockholders may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

USE OF PROCEEDS

          The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with the registration statement and prospectus. Our company estimates that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $80,468.22.

DETERMINATION OF OFFERING PRICE

          We have been advised that the selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol LTSC. On May 3, 2010 the average of the high and low inside bids for shares of our common stock as reported by the quotation service operated by the OTC Bulletin Board was $0.10.

DILUTION

          There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares of common stock being offered hereby by the selling stockholders. Prospective investors in the shares of common stock held by the selling stockholders should be aware, however, that the price of shares of common stock being offered by the selling stockholders may not bear any rational relationship to our net tangible book value per share.

SELLING SECURITY HOLDERS

          The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock issued to them and registered pursuant to this offering. Because the selling stockholders may offer all or only some portion of the 6,104,400 shares of common stock to be registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering. The number of shares of common stock listed in the column entitled “Shares of Common Stock Beneficially Owned After Offering” represents an estimate of the number and percentage of shares of common stock that will be held by the selling stockholders after the offering. To arrive at this estimate, we have assumed that the selling stockholders will sell all of the shares of common stock registered pursuant to this offering.

          Based on information available to us as of May 3, 2010, the following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders and the number of shares of common stock covered by this prospectus.

          Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder (1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)		Total Shares Registered Pursuant to this Offering	Shares of Common Stock Beneficially Owned After Offering
	Shares	%		Shares	%
Eastern Advisors Capital, Ltd.	7,711,345(3)	13.8%	3,750,000	3,961,345	7.1%
Liberty Square Strategic Partners IV (Asia) Offshore, L.P.	3,000,000(4)	5.4%	1,875,000	1,125,000	2.0%
Essex Performance Fund, LP	351,009(5)	*	351,009	-	-
New Discovery Fund, Limited	23,694(5)	*	23,694	-	-
Essex Alpha Fund LLC	23,607(5)	*	23,607	-	-
Winchester Frontier Limited	51,926(5)	*	51,926	-	-
David Croll	29,164(5)	*	29,164	-	-
Totals:			6,104,400

*	Less than 1%.

(1)

The respective selling stockholders acquired their respective shares of common stock by way of private placements on March 17, 2008 pursuant to Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act.

(2)

This table is based in part upon information supplied by principal stockholders in Forms 3 and/or 4, and Schedules 13D and/or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned. The number and percentage of shares of common stock beneficially owned are based on an aggregate of 55,876,410 shares of our common stock outstanding as of May 3, 2010 and are determined under rules promulgated by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)

As disclosed in a Schedule 13G/A filed on February 12, 2009 and a Form 4 filed on August 4, 2008, Eastern Advisors Capital Group, LLC is the investment manager of Eastern Advisors Capital, Ltd., which is the direct owner of 7,711,345 shares of common stock. Scott Booth is the managing member of Eastern Advisors Capital Group, LLC and a director of Eastern Advisors Capital, Ltd. Eastern Advisors Capital Group, LLC, Scott Booth and Eastern Advisors Capital, Ltd. share investment control and power to vote or to direct the vote over 7,711,345 shares of common stock. Eastern Advisors Capital Group, LLC, Scott Booth and Eastern Advisors Capital, Ltd. each disclaims beneficial ownership with respect to any shares other than those owned directly by such person.

(4)

As disclosed in a Schedule 13G/A filed on February 16, 2010, Liberty Square Asset Management, LLC is the general partner and Liberty Square Asset Management, LP is the investment manager of Liberty Square Strategic Partners IV (Asia) Offshore, L.P. Liberty Square Asset Management, LLC, Liberty Square Asset Management, LP and Liberty Square Strategic Partners IV (Asia) Offshore, L.P. share investment control and power to vote or to direct the vote over 3,000,000 shares of common stock. Liberty Square Asset Management, LLC, Liberty Square Asset Management, LP and Liberty Square Strategic Partners IV (Asia) Offshore, L.P. each disclaims beneficial ownership of all shares except to the extent of its pecuniary interest therein. Thomas J. Niedermeyer, Jr. is a managing member of Liberty Square Asset Management, LLC and has voting and investment control over the shares of common stock.

(5)

Essex Investment Management Co., LLC is the general partner of Essex Performance Fund, LP, the investment manager of New Discovery Fund, Limited, the managing member of Essex Alpha Fund LLC, the investment manager of Winchester Frontier Limited and the investment manager for David Croll. Christopher P. McConnell is managing principal and chief executive officer of Essex Investment Management Co., LLC. Christopher P. McConnell has voting and investment control over the shares of common stock owned by the selling stockholders.

          We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

          The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

a combination of any such methods of sale; and

any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

          The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          Upon our company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

          The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to the registration statement, of which this prospectus is a part, in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

          We advised each selling stockholder that it is the view of the Securities and Exchange Commission that selling stockholders may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of common stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares of common stock under the registration statement of which this prospectus is a part.

          We are required to pay all fees and expenses incident to the registration of shares of common stock, but we will not receive any proceeds from the sale of shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Common Stock

          We are authorized to issue 800,000,000 shares of common stock with a par value of $0.001. As of May 3, 2010 we had 55,876,410 shares of common stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of shares of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The shares of common stock are not convertible or redeemable and have no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

          Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Preferred Stock

          We are authorized to issue 100,000,000 shares of preferred stock with par value of $0.001. As of May 3, 2010, there are no shares of preferred stock outstanding.

Warrants

          As of May 3, 2010, there were warrants to purchase up to 656,250 shares of common stock at any time on or prior to March 17, 2013. The warrants may be exercised by: (i) cash exercise at an exercise price of $0.80 per share; or (ii) cashless exercise, in which case we would not receive any proceeds from the exercise of the warrants. Each of the warrants includes a cashless exercise option, pursuant to which the holder can exercise the warrant without paying the exercise price in cash. If the holder elects to use this cashless exercise option, such holder will receive a fewer number of our shares than it would have received if the exercise price were paid in cash. The number of our shares the holder of the warrants would receive in connection with a cashless exercise is determined in accordance with the following formula:

          X = Y [(A-B)/A]

          where:

X :	the number of warrant shares to be issued to the holder;

Y :	the number of warrant shares with respect to which this Warrant is being exercised;

A :	the average of the closing prices for the five trading days immediately prior to (but not including) the date of exercise; and

B :	the exercise price

          Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Change in Control

          There are no provisions in our Articles of incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

          No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

          Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, our independent legal counsel, has provided an opinion on the validity of the shares of common stock that are the subject of this prospectus.

EXPERTS

          The consolidated financial statements of Lightscape Technologies Inc. for the transition period for the fiscal nine months ended December 31, 2009 (resulting from a change in fiscal year end) and for the fiscal year ended March 31, 2009 included in the registration statement of which this prospectus is a part have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation, 546 Fifth Avenue 6th Floor, New York, NY 10036, and to the extent and for the period set forth in their reports appearing elsewhere in the registration statement and prospectus, are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

INFORMATION WITH RESPECT TO REGISTRANT

DESCRIPTION OF BUSINESS

Change in Fiscal Year

          In December 2009, our board of directors approved a change in our fiscal year end from March 31 to December 31. The fiscal year end change was effective December 31, 2009 and resulted in a nine month reporting period from April 1, 2009 to December 31, 2009.

Company Overview

          We were incorporated under the laws of the State of Nevada under the name “Legacy Bodysentials Inc.” on September 14, 1995. On September 25, 1996, we changed our name to “Legacy Minerals Inc.” and on May 18, 1998, we changed our name to “Global Commonwealth Inc.” On November 12, 1999, we changed our name to “Global Innovative Systems Inc.” and on April 23, 2007, we changed our name to “Lightscape Technologies Inc.” The name change became effective with the OTC Bulletin Board at the opening for trading on April 23, 2007 under the new stock symbol “LTSC”.

          We are a holding company for subsidiaries engaged in two main continuing business activities: (i) digital out-of-home advertising and (ii) LED solutions. During the nine months ended December 31, 2009, approximately 20% of our revenue was derived from our digital out-of-home advertising business and 80% from our LED solutions business.

Digital Out-of-Home Advertising Business

          We design, install and operate digital out-of-home advertising screens. We are building and expanding our digital out-of-home advertising network (i) through digital billboard installations which we complete and operate independently, and (ii) through digital display installations which we complete and operate through partnerships and/or joint ventures with major property owners and developers in Asia. We generate revenue by selling advertising space on our digital out-of-home media network to advertisers. We have established and are continuing to establish advertising sales channels for our digital out-of-home advertising network by forming strategic partnerships with advertising agencies and other media industry partners.

          We signed a joint venture agreement on February 12, 2008 as part of our efforts to build a digital out-of-home advertising network in the People’s Republic of China (the “PRC” or “China”). We entered this joint venture agreement with Beijing Xintong Media & Cultural Development Co. Ltd. (“BX”). Pursuant to the terms of the joint venture agreement, (i) the joint venture company was to be named Beijing Xintong New Vision Media Advertising Co. Ltd. (the “Intended JV ”), (ii) our company agreed to contribute to the Intended JV cash and an LED billboard for the joint venture’s initial installation within ninety business days of signing the agreement, and (iii) in exchange for these contributions, our company would obtain 50.1% ownership of the Intended JV, with the remaining 49.9% to be held by BX. The operations of the Intended JV were anticipated to include the sourcing, design installation, servicing and maintenance of large-sized digital billboards at locations in China, and the securing of advertising contracts for advertising and media content to be displayed on the screens. The joint venture planned to target niche applications which are currently underserved by existing competition. Target applications included the installation of LED billboards located primarily on outdoor façade walls of shopping centers, hotels, offices and other commercial buildings. The prime locations for the joint venture’s screens were to be major property developments owned by BX’s parent the New World Group. Due primarily to structural complexities related to the formation of a joint venture company to operate in the PRC, this joint venture agreement has not closed and our company did not contribute the cash and an LED billboard to the Intended JV.

          Subsequent to the signing of the joint venture agreement, our company has explored alternative plans for more rapidly and effectively building a digital out-of-home advertising network in the PRC in cooperation with the New World Group. Upon our further discussion with senior management of New World Group, both parties determined that it would be more effective to partner directly with New World Group companies, including but not limited to New World China Land Limited, a Hong Kong listed company, and New World Department Stores China Ltd., also a Hong Kong listed company and a 72%-owned subsidiary of the New World Group, to install and operate digital out-of-home advertising screens at properties owned by NWCL and operated by NWDSC throughout mainland China. NWDSC is a department store operator in the PRC with a network of 28 stores in 16 major cities in China.

          On October 1, 2009, our company signed an outdoor digital billboard cooperation agreement with Beijing Chongwen –New World Properties Development Co. Ltd., a New World subsidiary. Under the 10-year agreement, our company agreed to build two large-scale outdoor LED displays at the Beijing New World Centre mixed-use complex, with screen areas of 150 square meters and 50 square meters, respectively. Our company will source, design, install and service the two LED displays, and secure advertising contracts for advertising and media content to be displayed on the screens. The first LED display began operating and generating advertising revenue on February 10, 2010, while the second LED display is expected to be completed and become operational by June 2010. We plan to install additional large-sized LED displays in second half of 2010, including but not limited to NWDSC department stores in Wuhan and Changsha, China.

          As of May 1, 2010, we have set up and operate 5 out-of-home LED screens in Hong Kong and 30 out-of-home LED screens across various major cities in China, including 2 screens in Beijing, 1 screen in Shenzhen, 1 screen in Jinan and 26 screens in Zhejiang province. 7 new screens are expected to be in operation before end of 2010. Additionally, we have launched and operate approximately 300 indoor LCD displays within 28 NWDSC department stores across 16 cities in China. Both the LED and LCD advertising networks became operational and began generating advertising revenue in February 2010 from various well-known international brand-name customers.

          Our company believes that our original objectives under the Intended JV are being achieved through the alternative relationship structure and agreements formed with the New World Group. As such, the formation of the Intended JV and the closing of the joint venture agreement dated February 12, 2008 will not be pursued in the future.

          The primary end-user markets of our digital out-of-home advertising network are major advertising agencies in China and Hong Kong, and individual advertisers, such as major corporations and government entities, based in China and Hong Kong. Demand for digital out-of-home advertising is primarily based on clients’ desire to cost-effectively distribute advertisements to as large a target market of viewers as possible. Our out-of-home advertising network meets these demands through the large average size of our out-of-home advertising screens and the location of the screens in high-traffic commercial and residential areas.

          Our company has formed strategic partnerships with Ogilvy & Mather Group, a major advertising agency in Hong Kong, and LIME, a diversified media conglomerate, to sell advertising space on our digital out-of-home advertising network. Both of these partnerships are actively promoting out-of-home advertising on our network. We are also in the process of negotiating strategic partnership agreements and contracts with other advertising agencies and advertisers for the sales of advertising space on the network.

LED Solutions Business

          During 2006, we entered the LED solutions business by forming a joint venture company, Lightscape Technologies (Macau) Limited (“Lightscape Macau”), and subsequently acquiring all of the outstanding shares of Lightscape Macau. During 2007, we also incorporated a wholly-owned subsidiary, Lightscape Technologies (Greater China) Limited in Hong Kong to engage in the LED solutions business in Hong Kong and China.

          We operate in three principal lines of the LED products and services industry: (i) LED Systems, (ii) OEM and Licensing, and (iii) LED Screen Rental Service.

          Our operations in the LED products and services industry focus on the use of semiconductor devices, known as LED’s, as the primary light source. Compared to conventional incandescent and fluorescent lamps, LED’s are designed to offer superior efficiency, reliability and creative design versatility with the additional benefits of lower energy consumption, prolonged operational life and the non-use of mercury.

LED Systems

          We provide creative design, installation and digital control of high-specification LED systems. Our system designs typically consist of various LED hardware components sourced from third parties, including LED video panels, individual LED modules and lighting fixtures of various sizes, intensities and color capabilities, LED flood lights, spotlights, string lights, cove lights, light tubes and light tiles, submersible LED lights, audio-visual equipment, and related support hardware, cabling and accessories.

          These LED-based hardware components are integrated by our design team, installed and then driven by our proprietary digital controller software system, the Multimedia and Video Show Control System. This product is a user-friendly, PC-based software system for the authoring, control and playback of intricate, large-scale video, lighting and audio effects. This product has the ability to simultaneously control up to four high-resolution LED video walls, an unlimited number of multiplex channels, DMX universes, 0-10v analog channels, and RS-232 devices. The software’s graphical user interface and digital control capabilities simplifies the process of creating and playing elaborate video, lighting and multimedia effects through LED systems which may contain thousands of individual addresses.

          Our LED systems are designed for both interior and exterior applications, and our sales and marketing strategy targets clients demanding high-performance video and color lighting systems. Demand for our LED systems is primarily based on our end-user clients’ desire to add programmable video and/or dynamic lighting effects to their properties in order to attract and retain customers, and/or to differentiate and accentuate architectural elements. Demand is also driven by clients’ desire for reliable, low-maintenance and energy-efficient video and lighting design solutions.

          The primary end-user markets for our LED systems include hospitality (casinos, hotels, nightclubs), entertainment (concert halls, theaters, television studios), retail (shopping centers, digital signage), high-end residential (condominiums), architectural (public landmarks, fountains, office buildings), and special exhibits (conventions, trade show booths). The geographical target markets for our LED systems include Macau, Hong Kong and China.

          Our LED systems are typically specified within a design plan developed by architects or lighting designers engaged by the owner of an end-user project. Our sales personnel work with the architects and lighting designers on the design process to incorporate our LED systems. Our LED systems are then typically purchased by general contractors or electrical contractors engaged by the owner of an end-user project, or by the project owner directly. During installation of the LED system, we provide on-site supervision to ensure that the LED hardware is properly installed and operational. We also typically provide client training services in the use of our digital controller software, and collaborate with clients in using our software system to create customized video, lighting and multimedia effects for playback on the installed LED system.

          Our LED systems are sold primarily by our internal sales team through established relationships with architects, lighting designers and real estate development owners. A core component of our sales team’s approach is a focus on design creativity, including the professional production of videos for each potential client with animated renderings of the artistic vision for the client’s installed systems and the types of creative multimedia and lighting effects that may be achieved.

OEM and Licensing

          We offer OEM and licensing of our proprietary digital controller software product, the Multimedia and Video Show Control System. Our OEM business primarily targets LED manufacturers and LED system designers which use our software system to create and control video, lighting and multimedia effects for their own LED systems, which are typically sold under their own brand name. We also license our software system, primarily to owners of end-user projects which have installed or rented our LED systems. Our OEM and licensing sales are primarily made by our internal sales team and our geographical target markets include Macau, Hong Kong and China.

LED Rentals

          We provide rentals of LED-based hardware. The main products we rent include LED video panels and LED video walls. Complementary products we rent include individual LED fixtures of various sizes, intensities and color capabilities, LED flood lights and spotlights. Demand for LED hardware rentals is primarily based on clients’ desire to cost-effectively meet their short-term need for dynamic video and lighting effects in order to deliver advertising, messaging and/or dramatic lighting effects.

          The primary markets for LED rentals include corporate events (conventions, conferences, trade shows, special exhibits), advertising companies (indoor and outdoor digital signage), television and film productions, government (special events), and live performances (theatre productions, music concerts). Our LED rental sales are primarily made by our internal sales team and our geographical target markets currently include Macau and Hong Kong.

Competition

          Each of our operating businesses faces intense competitive pressures within its respective markets. Such competition may come from domestic and international operators. While our businesses are managed with the objective of achieving sustainable growth over the long-term through developing and strengthening competitive advantages, many factors, including market and technology changes, may erode competitive advantages or prevent their strengthening. Accordingly, future operating results will depend to some degree on whether our operating subsidiaries are successful in protecting or enhancing their competitive advantages.

Digital Out-of-Home Advertising Business

          Our digital out-of-home advertising business competes with other China-based out-of-home audiovisual media network providers, including Focus Media Holding Ltd., Clear Media Limited and TOM Group Limited. These companies have large, established out-of-home advertising networks and sales channels, and substantially greater resources to devote to building and maintaining out-of-home advertising networks and securing advertising contracts than we do.

          Our competitive advantages include: our relationship with the New World Group, which enhances our ability to locate digital billboards on high-traffic buildings in prime locations owned by the New World Group, and enhances our ability to navigate and comply with applicable government regulations; the relatively large average size of our digital billboard installations; and our experience in the sourcing, installation and digital control of large-size LED video walls gained through the operation of our LED Solutions business.

LED Solutions Business

          Our LED systems, OEM software and LED rental service compete with video and lighting products utilizing traditional lighting technology provided by many vendors. In the high-performance video and color lighting markets in which we have primarily competed to date, competition has largely been fragmented among a number of small manufacturers of LED systems and designers of LED-based lighting solutions. However, we are increasingly experiencing competition from larger, more established companies, including those in the general lighting industry such as Koninklijke Philips Electronics NV which have established and expanded business units competing in the LED systems market. These companies have global marketing capabilities and substantially greater resources to devote to research and development and other aspects of the development, manufacture, marketing, design and installation of LED systems and rentals of LED hardware than we do. Our competitive advantages include: our focus on providing artistic, creative and customized LED solutions which meet clients’ demands for both architectural enhancements and energy-efficiency; our established supply chain to OEM manufacturers of low-cost, high-quality LED hardware; and our proprietary digital controller software system capable of creating customized video, lighting and multimedia effects for playback on installed LED systems.

Raw Materials and Principal Suppliers

          The primary hardware required for the operation of our digital out-of-home advertising and LED solutions businesses consists of LED billboards and video panels, LCD video screens, plasma screens, individual LED modules and fixtures of various sizes, intensities and color capabilities, LED flood lights, spotlights, string lights, cove lights, light tubes and light tiles, submersible LED lights, audio-visual equipment, and related support hardware, cabling and accessories. We purchase our hardware primarily from third party manufacturers who build these components according to our design and technical specifications. We select component suppliers based on price and quality. Maintaining a steady supply of our LED-based hardware is important to our operations and the growth of our digital out-of-home advertising network and LED solutions business. We also develop and integrate proprietary software to drive the authoring, control and playback of content on our digital billboards and our other LED-based systems.

          Three OEMs in China were the major suppliers of LED-based hardware for our LED-based business during the fiscal nine months ended December 31, 2009. There are many qualified alternative suppliers for our equipment, and our obligation to our current suppliers is not exclusive. We have never experienced any material delay or interruption in the supply of our LED hardware.

          The primary hardware used in the manufacture of our lighting source products included lighting ballasts, capacitors, arc tubes and glass bulbs. We purchased component parts from third party wholesale distributors. We selected component suppliers based on price and quality. Our company was not materially dependent upon any one supplier for component parts used in the manufacture of our lighting source products, and raw materials and components were in adequate supply.

Significant Customers

          Approximately 26.5%, 16.3% and 16.0%, respectively, of our total revenue was derived from the supply and installation of LED displays and systems to three significant customers during the fiscal nine months ended December 31, 2009.

Intellectual Property

Patents and Trademarks

          Our material patents granted, patents pending and registered trademarks are as follows:

Name	Type	ID No.	Owner	Jurisdiction
Multi Media & Video Show Control System	Patent	HK1105528	Grandplex Development Limited	Hong Kong
FX Glass	Patent	HK1105525	Grandplex Development Limited	Hong Kong
Interactive LED System	Patent	HK1105529	Grandplex Development Limited	Hong Kong

Name	Type	ID No.	Owner	Jurisdiction
Multi Media & Video Show Control System	Patent Cooperation Treaty	Application Pending	Grandplex Development Limited	n/a
FX Glass	Patent Cooperation Treaty	Application Pending	Grandplex Development Limited	n/a
LIGHTSCAPE TECHNOLOGIES	Trademark	300850888	Tech Team Investment Limited	Hong Kong
LIGHTSCAPE TECHNOLOGIES	Trademark	028764-028768	Tech Team Investment Limited	Macau
LIGHTSCAPE TECHNOLOGIES	Trademark	T0708254F T0708255D T0708257J	Tech Team Investment Limited	Singapore
LIGHTSCAPE TECHNOLOGIES	Trademark	Application Pending	Tech Team Investment Limited	USA, EU, China

Domain Names

          We own and operate the duly registered internet domain name www.lightscape-tech.com. The information contained in our website does not form part of the registration statement of which this prospectus is a part. Our company makes available, on or through our website, our transition and/or annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports after they are electronically filed or furnished to the Securities and Exchange Commission.

Government Regulation

          Our digital out-of-home advertising business is subject to compliance with certain government regulations in the PRC. We operate our digital out-of-home advertising business in the PRC under a regulatory regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and ministries and agencies under its authority including the State Administration for Industry and Commerce, or SAIC.

          The principal regulations governing out-of-home advertising businesses in the PRC include:

The Advertising Law (1994);

The Advertising Administrative Regulations (1987);

The Implementing Rules for the Advertising Administrative Regulations (2004); and

The Outdoor Advertising Registration Administrative Regulations (1995).

Regulation of Business Licenses for Advertising Operations

          Companies engaged in advertising activities must obtain from the SAIC or its local branches a business license which specifically includes operating an advertising business within its business scope. Companies conducting advertising activities without such a license may be subject to penalties, including fines, confiscation of advertising income and orders to cease advertising operations. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant law or regulation. Our company, our subsidiaries and/or our joint venture company have obtained or are in the process of obtaining such business licenses from the local branches of the SAIC as required by the existing PRC regulations. We do not expect to encounter any material difficulties in obtaining or maintaining our required business licenses for the operation of our digital out-of-home advertising business in the PRC.

Regulation of Out-of-Home Advertising

          The Advertising Law stipulates that the exhibition and display of out-of-home advertisements must not:

utilize traffic safety facilities and traffic signs;

impede the use of public facilities, traffic safety facilities and traffic signs;

obstruct commercial and public activities or create an eyesore in urban areas;

be placed in restrictive areas near government offices, cultural landmarks or historical or scenic sites; and

be placed in areas prohibited by the local governments from having out-of-home advertisements.

          In addition, The Outdoor Advertising Registration Administrative Regulations stipulate that outdoor advertisements in China must be registered with the local SAIC before dissemination. Advertising distributors are required to submit a registration application form and other supporting documents for registration, including the content of the proposed outdoor advertisement. After review and examination, if an application complies with the requirements, the local SAIC will issue an Outdoor Advertising Registration Certificate for such advertisement. Our company, our subsidiaries and/or our joint venture company have obtained or are in the process of obtaining such Outdoor Advertising Registration Certificates for the advertisements displayed and intended to be displayed on our digital out-of-home advertising screens. We do not expect to encounter any material difficulties in obtaining or maintaining our required certificates for the dissemination of out-of-home advertisements in the PRC.

          The placement and installation of digital billboards is subject to municipal zoning laws and governmental approvals. Our company, our subsidiaries and/or our joint venture company have obtained or are in the process of obtaining such municipal government approvals for each of our digital out-of-home advertising billboards currently installed or planned to be installed in the PRC. We do not expect to encounter any material difficulties in obtaining or maintaining our required government approvals for the installation or operation of our digital out-of-home advertising billboards in the PRC

Regulation of Advertising Content

          PRC advertising regulations stipulate certain content requirements for advertisements in the PRC, which include prohibitions on misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisements for anaesthetic, psychotropic, toxic or radioactive drugs are prohibited. It is prohibited to disseminate tobacco advertisements via broadcast media. It is also prohibited to display tobacco advertisements in any public area. There are also specific restrictions and requirements regarding advertisements that relate to matters such as patented products or processes, pharmaceuticals, medical instruments, agrochemicals, foodstuff, alcohol and cosmetics. In addition, all advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals advertised through out-of-home forms of media, together with any other advertisements which are subject to censorship by administrative authorities according to relevant laws and administrative regulations, must be submitted to the relevant administrative authorities for content approval prior to dissemination. We do not believe that advertisements containing content subject to restriction or censorship comprise or will comprise a material portion of the advertisements expected to be shown on our digital out-of-home advertising billboard network.

          Advertising operators and distributors are required by PRC advertising regulations to ensure that the content of the advertisements they distribute are in full compliance with applicable law. In providing advertising services, advertising operators and distributors must review the prescribed supporting documents provided by advertisers for advertisements and verify that the content of the advertisements comply with applicable PRC laws and regulations. In addition, prior to distributing advertisements for certain commodities which are subject to government censorship and approval, advertising distributors are obligated to ensure that such censorship has been performed and approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the SAIC or its local branches may revoke violators’ licenses or permits for advertising business operations. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe on the legal rights and interests of third parties in the course of their advertising business.

          We employ (or access through our joint venture relationships) qualified inspectors specifically trained to review advertising content for compliance with relevant PRC laws and regulations.

Research and Development

          Our company spent $Nil on research and development activities among all of our subsidiaries during the fiscal nine months ended December 31, 2009, as compared to $6,792 spent during the fiscal year ended March 31, 2009.

          Within our LED solutions business, from time to time our software engineers may develop and improve upon high-end digital software controllers which integrate the control of video, lighting, electrical and mechanical devices within our LED systems. Our product engineers may also develop customized, innovative LED lighting products such as LED lighting tubes to enhance lighting distances and customized LED lighting fixtures for use in our LED lighting systems.

Compliance with Environmental Laws

          To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, that requires compliance with federal, state or local environmental laws in any jurisdictions of our operation.

Employees

          On a consolidated basis among all of our subsidiaries, our company had a total of 36 employees as of December 31, 2009, 34 of which were full-time employees. Of these employees, none are covered by collective bargaining agreements.

Reports to Securityholders

          We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements.

          You may read and copy any materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street NE, Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

          We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. The registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

          Our principal office is located at 18/F., 318 Hennessy Road, W Square, Wanchai, Hong Kong. The 5,093 square feet office space serves as the base of operations for our corporate, managerial, accounting, financial, administrative, sales and marketing functions. Our company has leased the office premises for the period from August 23, 2008 to August 22, 2011. The monthly fixed rent is $20,293, plus a monthly service charge of $3,142.

          Our company leases storage space at Store 1, 13/F, Block I, Kingley Industrial Building, 35 Yip Kan Street, Aberdeen, Hong Kong at a monthly fixed rent of $386. The rental period is from October 9, 2009 to October 8, 2011. It serves as a storage place for our LED displays, related components, parts and tools, as well as archived corporate documents.

          Our company, through Beijing Tech Team Lishida Investment Advisory Co. Ltd. leases an office at Room 506, Block 2, Chongwen, Beijing, PRC. The 660 square feet space serves as a supporting office for our OOH advertising business activities in the PRC. The lease period is from December 9, 2009 to December 8, 2010. The monthly fixed rent is $483.

          Our company, through Tech Team Development (Zhuhai) Limited, leases an office at Unit 320, 3/F, 10 Xiangzhou Renminxilu, Zhuhai, PRC. Zhuhai, a Special Economic Zone, is located in Guangdong Province in southern China. The office serves as a supporting office for our business development activities, as well as a base for logistics and administrative functions related to our business activities in China. The lease period is from June 20, 2009 to June 30, 2011, at a monthly rent of $183.

LEGAL PROCEEDINGS

          We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder of more than five percent of our voting securities, is an adverse party or has a material interest adverse to us or any of our subsidiaries.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

          Shares of our common stock are listed for quotation on the OTC Bulletin Board under the trading symbol LTSC and the CUSIP number is 53227B 101. Our shares of common stock initially began trading on the OTC Bulletin Board on April 17, 2001 under the trading symbol “GBIS”. The following table sets forth, for the periods indicated, the high and low bid prices for each quarter within the last two fiscal years ended December 31, 2009 and the interim period to March 31, 2010 as reported by the quotation service operated by the OTC Bulletin Board. All quotations for the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
March 31, 2010	$0.15	$0.10
December 31, 2009	0.20	0.11
September 30, 2009	0.27	0.15
June 30, 2009	0.20	0.12
March 31, 2009	0.38	0.16
December 31, 2008	0.71	0.20
September 30, 2008	1.50	0.60
June 30, 2008	2.00	1.04

          On May 3, 2010, the last reported sale price for shares of our common stock as reported by the quotation service operated by the OTC Bulletin Board was $0.17.

          As of May 3, 2010, there were 163 holders of record of shares of our common stock. As of such date, 55,876,410 shares of our common shares were issued and outstanding.

Dividend Policy

          We have not declared or paid any cash dividends since inception. Although there are no restrictions that limit our ability to pay dividends on our common shares, we intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

          Our company did not have an equity compensation plan in place during the fiscal nine months ended December 31, 2009 or the fiscal year ended March 31, 2009 under which equity securities of our company were authorized for issuance.

Transfer Agent and Registrar

          The transfer agent and registrar of our common stock is Pacific Stock Transfer Company with an address at 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, telephone number of (702) 361-3033 and facsimile number of (702) 433-1979.

Warrants and Options

          As of May 3, 2010, there were warrants to purchase up to 656,250 shares of common stock at any time on or prior to March 17, 2013 by cash exercise at an exercise price of $0.80 per share or by cashless exercise. Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Penny Stock Rules

          Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The term accredited investor refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes that appear elsewhere in the registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in the registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 2.

          Our audited consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Company Overview

          We were incorporated under the laws of the State of Nevada under the name “Legacy Bodysentials Inc.” on September 14, 1995. On September 25, 1996, we changed our name to “Legacy Minerals Inc.” and on May 18, 1998, we changed our name to “Global Commonwealth Inc.” On November 12, 1999, we changed our name to “Global Innovative Systems Inc.” and on April 23, 2007, we changed our name to “Lightscape Technologies Inc.” The name change became effective with the OTC Bulletin Board at the opening for trading on April 23, 2007 under the new stock symbol “LTSC”.

          We are a holding company for subsidiaries engaged in two main business activities: (i) digital out-of-home advertising and (ii) LED solutions. During the nine months ended December 31, 2009, approximately 20% of our revenue was derived from our digital out-of-home advertising business and 80% from our LED solutions business.

Digital Out-of-Home Advertising Business

          We design, install and operate digital out-of-home advertising billboards. We are building and expanding our digital out-of-home advertising network (i) through digital billboard installations which we complete and operate independently, and (ii) through digital display installations which we complete and operate through partnerships and/or joint ventures with major property owners and developers in Asia. We generate revenue by selling advertising space on our digital out-of-home media network to advertisers. We have established and are continuing to establish advertising sales channels for our digital out-of-home advertising network by forming strategic partnerships with advertising agencies and other media industry partners.

LED Solutions Business

          We operate in three principal lines of the LED products and services industry: (i) LED Systems, (ii) OEM and Licensing, and (iii) LED Screen Rental Service. We provide design, installation and digital control of LED video and lighting systems; OEM and licensing of our proprietary digital controller software system; and rentals of LED screens and related hardware.

Digital Out-of-Home Advertising Business

          We design, install and operate digital out-of-home advertising billboards. We are building and expanding our digital out-of-home advertising network (i) through digital billboard installations which we complete and operate independently, and (ii) through digital display installations which we complete and operate through partnerships and/or joint ventures with major property owners and developers in Asia. We generate revenue by selling advertising space on our digital out-of-home media network to advertisers. We have established and are continuing to establish advertising sales channels for our digital out-of-home advertising network by forming strategic partnerships with advertising agencies and other media industry partners.

          We have partnered directly with New World Group companies New World China Land Limited and New World Department Stores China Ltd. to install and operate digital out-of-home advertising screens at properties owned by NWCL and operated by NWDSC throughout mainland China. NWDSC is a department store operator in the PRC with a network of 28 stores in 16 major cities in China.

          On October 1, 2009, our company signed an outdoor digital billboard cooperation agreement with Beijing Chongwen –New World Properties Development Co. Ltd., a New World subsidiary. Under the 10-year agreement, our company agreed to build two large-scale outdoor LED displays at the Beijing New World Centre mixed-use complex, with screen areas of 150 square meters and 50 square meters, respectively. Our company will source, design, install and service the two LED displays, and secure advertising contracts for advertising and media content to be displayed on the screens. The first LED display began operating and generating advertising revenue on February 10, 2010, while the second LED display is expected to be completed and become operational by June 2010. We plan to install additional large-sized LED displays in second half of 2010, including but not limited to NWDSC department stores in Wuhan and Changsha, China.

          As of May 3, 2010, we have set up and operate 5 out-of-home LED screens in Hong Kong and 30 out-of-home LED screens across various major cities in China, including 2 screens in Beijing, 1 screen in Shenzhen, 1 screen in Jinan and 26 screens in Zhejiang province. 7 new screens are expected to be in operation before end of 2010. Additionally, we have launched and operate approximately 300 indoor LCD displays within 28 NWDSC department stores across 16 cities in China. Both the LED and LCD advertising networks became operational and began generating advertising revenue in February 2010 from various well-known international brand-name customers.

          Our company has formed strategic partnerships with Ogilvy & Mather Group, a major advertising agency in Hong Kong, and LIME, a diversified media conglomerate, to sell advertising space on our digital out-of-home advertising network. Both of these partnerships are actively promoting out-of-home advertising on our network. We are also in the process of negotiating strategic partnership agreements and contracts with other advertising agencies and advertisers for the sales of advertising space on the network.

LED Solutions Business

          We operate in three principal lines of the LED products and services industry: (i) LED Systems, (ii) OEM and Licensing, and (iii) LED Screen Rental Service. We provide design, installation and digital control of LED video and lighting systems; OEM and licensing of our proprietary digital controller software system; and rentals of LED screens and related hardware.

Application of Critical Accounting Policies

          Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate, on an on-going basis, our estimates for reasonableness as changes occur in our business environment. We base our estimates on experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

          Critical accounting policies are defined as those that are reflective of significant judgments, estimates and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe the following are our critical accounting policies:

Revenue Recognition

          Our company recognizes revenue when it has persuasive evidence of an arrangement, the product has been delivered and installed or the services have been provided to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. In addition to the aforementioned general policy, the following are specific revenue recognition policies for each major category of revenue.

Advertising – Digital out-of-home advertising revenue from advertising services, net of agency rebates and commissions, is recognized ratably over the period in which the advertisement is displayed. Prepayments for the advertising services are deferred and recognized as revenue when the advertising services are rendered.

LED solutions – Our company sells its products directly to end users and through distributors. Revenue is recognized when the product is delivered to the customer and all other revenue recognition criteria are met. Revenues for LED solutions activities provided on a “supply and build basis” and for consultancy services for which the revenue generation process lasts for several months are recognized on the percentage-of-completion (“PC”) method.

ASC 605 addresses revenue recognition for long-term construction-type contracts. Since most of our company’s LED solution revenue relates to construction contracts, which by their nature are long-term, the underlying accounting principle known as matching — expenses follow revenues — would be violated if the revenue from the contract were recognized upon contract execution or sale of the services.

There are two acceptable methods of revenue recognition under the preceding pronouncements for construction contractors. These are not alternative methods, however, from which contractors are free to choose regardless of the circumstances. One is the PC method and the other is the completed contract (“CC”) method. Under the PC method, the construction contractor recognizes revenue over the life of the construction contract based on the degree of completion. For example, 50% completion means recognition of one-half of revenues, costs, and income. Under the CC method, all revenues, costs, and income are recognized only at completion of the construction project, ordinarily at the end of the construction contract. The PC method is preferred and should be used whenever the conditions for its use are satisfied.

ASC 605 requires that the PC method be used in lieu of the CC method when all of the following are present: (1) reasonably reliable estimates can be made of the extent of progress toward completion, contract revenue and contract costs; (2) the construction contract specifies the parties’ rights as to the goods or services consideration to be paid and received, and the resulting terms of payment or settlement; (3) the contract purchaser has the ability and expectation to perform all contractual duties; and (4) the contract contractor has the same ability and expectation to perform all contractual obligations.

ASC 605 states, “Contract costs generally include direct costs, such as material, labor, and subcontracting costs and indirect costs identifiable with or allocable to the contracts.”

Our company always seeks to use the fairest approximation of the PC method. LED solutions projects for which our clients can provide their quantity surveyor’s certificate (“QC certificate”) allow us to use the certificate as a basis that is applied consistently for estimation and accrual of revenue and related costs. In the absence of a QC certificate, our company will calculate a project’s PC based on the ratio of incurred costs to estimated final costs.

Contract costs include all direct material, labor, subcontracting costs and other costs and those indirect costs related to contract performance, such as indirect salaries and wages, equipment repairs and depreciation, insurance and payroll taxes. Administrative and general expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount attributable to contract claims is included in revenues when realization is probable and the amount can be reliably estimated. We generally provide a one-year warranty for workmanship under our contracts. Warranty claims historically have been inconsequential.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed on these contracts. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized on these contracts.

Foreign Currency Translation

          The functional currency of our company is Hong Kong dollars (“HKD”). Transactions in other currencies are recorded in HKD at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are measured in HKD at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the consolidated statements of operations as a component of current period earnings. For financial reporting purposes, the financial statements of our company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rate for the period and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting from the translation are included in foreign exchange adjustment in other comprehensive income, a component of stockholders’ equity.

Impairment of Long-Lived Assets Other than Goodwill

          Our company reviews long-lived assets other than goodwill for potential impairment based on a review of projected undiscounted cash flows associated with these assets. Long-lived assets are included in impairment evaluations when events and circumstances exist that indicate the carrying amount of these assets may not be recoverable. Measurement of impairment losses for long-lived assets that our company expects to hold and use is based on the estimated fair value of the assets. Therefore, future changes in our company’s strategy and other changes in our operations could impact the projected future operating results that are inherent in estimates of fair value, resulting in impairments in the future. Additionally, other changes in the estimates and assumptions, including the discount rate and expected long-term growth rate, which drive the valuation techniques employed to estimate the fair value of long-lived assets could change and, therefore, impact the assessments of impairment in the future.

Impairment of Goodwill

          Our company performs an annual review for impairment of goodwill, or more frequently if impairment indicators arise. Goodwill is considered to be impaired if it is determined that the carrying value of the goodwill exceeds its fair value.

          Impairment test of goodwill is a two-step process. The first step involves comparing the fair values of the applicable reporting units with the respective aggregate carrying values, including goodwill. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the second step of the goodwill impairment test will be performed to determine the amount of the impairment loss. The second step involves comparing the implied fair value of the related reporting unit’s goodwill with the carrying value of that goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. It is determined that our reporting units are one level below our identified operating segments because discrete financial information is available.

          Fair value is determined under an income approach, applying a discounted cash flow model. The discounted cash flow model determines fair value based on the present value of projected cash flows over a specific projection period. All values are discounted to reflect the risk factor and related uncertainty inherent in an investment in the reporting unit and achieving the projected cash flows. A weighted average cost of capital of a market participant is used as the discount rate. The residual value is determined by applying a constant terminal growth rate to the estimated net cash flows at the end of the projection period. Alternatively, the present value of the residual value may be determined by applying a market multiple at the end of the projection period.

Accounts Receivables and Allowance for Doubtful Accounts

          Our company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. We believe that credit risk is limited because our company routinely assesses the financial strength of our customers and, based upon factors surrounding the credit risk of our customers, we establish an allowance for estimated uncollectible accounts receivable. As a consequence, we believe that our accounts receivable credit risk exposure beyond such allowances is limited. We recognize an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility and are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when our company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

Material Trends and Uncertainties

          Periodic changes occur in our company’s industry and business that make it reasonably likely that aspects of our future operating results will be materially different from our historical operating results. Sometimes these matters have not occurred, but their existence is sufficient to raise doubt regarding the likelihood that historical operating results are an accurate gauge of future performance. We attempt to identify and describe these trends, events, and uncertainties to assist investors in assessing the likely future performance of our company. Investors should understand that these matters typically are new, sometimes unforeseen, and often are fluid in nature. Moreover, the matters described below are not the only issues that may result in variances between past and future performance nor are they necessarily the only material trends, events, and uncertainties that will affect our company. As a result, investors are encouraged to use this and other information to judge for themselves the likelihood that past performance will be indicative of future performance.

          We are building a digital out-of-home advertising network in the PRC, Hong Kong and other areas of Asia. We are also engaged in the LED solutions business, which includes the design, supply and building of LED systems, OEM and licensing of our proprietary intelligent lighting control software, and rental of LED hardware. Our current business strategy is focused on (i) building and expanding our digital out-of-home advertising network through installations we complete and operate independently, through existing partnerships, and by establishing new partnerships with major property owners and developers in Asia, (ii) establishing advertising sales channels for our digital out-of-home advertising network by forming strategic partnerships with advertising agencies and other media industry partners and (iii) growing sales from our LED solutions business, primarily our LED systems segment, through design, supply and build contracts with high-end real estate developments in China, Hong Kong and Macau. The future performance of these specific business segments may materially affect the future performance of our company.

          In September 2009, our board of directors authorized management to begin the process to sell all the rights and assets of our lighting source products business, namely Beijing Aihua. Our company’s decision to discontinue operations in the lighting source products business was intended to more effectively utilize our financial and human resources by focusing on our digital out-of-home advertising and LED solutions businesses which we consider to have more promising potential for revenue and margin growth. As of September 30, 2009, we classified these assets as assets held for sale and included the results of the lighting source products business in discontinued operations. On November 20, 2009, Beijing Illumination entered into a Sale and Purchase Agreement with Zhejiang Zhong Jun Investment Management Co. Limited (“Zhejiang Zhong Jun”). Pursuant to the terms and conditions of the Sale and Purchase Agreement, Beijing Illumination agreed to sell its 100% ownership of the registered share capital of Beijing Aihua to Zhejiang Zhong Jun in consideration for payments totaling RMB7,800,000 (approximately US$1,141,352). Of this amount, a cash deposit of RMB1,500,000 (approximately US$219,491) was paid by Zhejiang Zhong Jun to Beijing Illumination on November 20, 2009. The remaining RMB6,300,000 (approximately US$921,861) was paid in full by Zhejiang Zhong Jun to Beijing Illumination in cash in March 2010. The Sale and Purchase Agreement closed on April 12, 2010.

          Challenging economic conditions may adversely affect our business. Firstly, we may require outside capital over the near-term to fund our capital needs. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to implement our business and growth strategies or withstand adverse operating results. Secondly, challenging economic conditions have reduced spending by businesses. Our operating results in one or more segments may be adversely affected by these slowing economic conditions and spending patterns. If global economic and market conditions remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition. Lastly, in times of economic slowdown, the number of our customers who default on payments owed to us may increase. We could experience longer payment cycles, increased collection costs and higher bad debt expenses.

Change in Fiscal Year and Comparative Financial Information

          In December 2009, our board of directors approved a change in our fiscal year end from March 31 to December 31. The fiscal year end change was effective December 31, 2009 and resulted in a nine month reporting period from April 1, 2009 to December 31, 2009. As a result, our consolidated financial statements includes financial information for the transition period from April 1, 2009 through December 31, 2009 (the “Transition Period”).

          The comparative financial information provided for the nine months ended December 31, 2008 is unaudited, since it represented an interim period of the fiscal year ended March 31, 2009. The unaudited financial information for the nine months ended December 31, 2008 includes all normal recurring adjustments necessary for the fair statement of the results for that period.

Summary of Key Results

          Total net revenue from continuing operations for the nine months ended December 31, 2009 was $3,609,888, which represents a 62% increase from the total net revenue from continuing operations of $2,221,635 for the nine months ended December 31, 2008.

          Net loss from continuing operations for the nine months ended December 31, 2009 was $2,700,478 compared to a net loss of $1,955,094 for the nine months ended December 31, 2008.

          Net loss from discontinued operations for the nine months ended December 31, 2009 was $8,699,702 compared to a net loss of $881,268 for the nine months ended December 31, 2008.

          Basic and fully diluted loss per share from continuing operations attributable to Lightscape Technologies Inc. common shareholders for the nine months ended December 31, 2009 was $0.05 compared to a basic and fully diluted loss per share from continuing operations of $0.03 for the nine months ended December 31, 2008.

Results of Operations

Comparison of Fiscal Nine Months Ended December 31, 2009 and December 31, 2008

Net Loss

          Our net loss from continuing operations attributable to Lightscape Technologies Inc. common shareholders for the nine months ended December 31, 2009 was $2,700,478, or $0.05 per basic and fully diluted share, compared to a net loss of $1,955,094, or $0.03 per basic and fully diluted share, for the nine months ended December 31, 2008. The increase in net loss from continuing operations is primarily attributable to a $502,197 increase in bad debts expense and a $464,456 increase in selling and marketing expenses.

          Our net loss from discontinued operations attributable to Lightscape Technologies Inc. common shareholders for the nine months ended December 31, 2009 was $0.15 per basic and fully diluted share, compared to a net loss of $0.02 per basic and fully diluted share, for the nine months ended December 31, 2008. The increase in net loss from discontinued operations is primarily attributable to the discontinuation of our lighting source products business during the nine months ended December 31, 2009. This resulted in a loss from these discontinued operations during the nine months ended December 31, 2009 attributable to our company of $7,713,151, stemming from a shortfall of the disposal consideration received as compared to the net asset value of the subsidiary as of the date of disposal.

Revenues and Cost of Revenues

          Total net revenue from continuing operations for the nine months ended December 31, 2009 was $3,609,888, which represents a 62% increase from the total net revenue from continuing operations of $2,221,635 for the nine months ended December 31, 2008. The increase in net revenues is attributable to new sales from our digital out-of-home advertising business and an increase in sales from our LED solutions business.

          Specifically, revenue related to our digital out-of-home advertising business was $707,776 for the nine months ended December 31, 2009 as compared to $nil during the nine months ended December 31, 2008. The gross profit margin on our digital out-of-home advertising business was 71% for the nine months ended December 31, 2009. Our digital out-of-home advertising business is expected to contribute increased revenues in the foreseeable future as we ramp up several key digital billboard installations which were completed during the nine months ended December 31, 2009 and are expected to begin generating advertising revenue in the near future. Our company has formed strategic partnerships with Ogilvy & Mather Group, a major advertising agency in Hong Kong, and LIME, a diversified media conglomerate, to sell advertising space on our digital out-of-home network. Both of these partnerships are actively promoting out-of-home advertising on our network. We are also in the process of negotiating strategic partnership agreements and contracts with other advertising agencies and advertisers for the sales of advertising space on the digital advertising network.

          Revenue related to our LED solutions business increased to $2,818,156 for the nine months ended December 31, 2009 from $2,195,607 during the nine months ended December 31, 2008, or an increase of 28%. The increase in revenues was due primarily to the completion of LED solutions contracts with larger average contract sums during the nine months ended December 31, 2009 as compared to a similar number of contracts but with relatively smaller contract sums completed during the nine months ended December 31, 2008. The gross profit margin on our LED solutions business was 18% for the nine months ended December 31, 2009 compared to 34% for the nine months ended December 31, 2008. The major reason for the decrease in gross profit margin was that we offered incentive pricing on LED solutions contracts to two leading property operators in Hong Kong. These clients were first time customers of our company, and our management believes that the discount offered on these LED solutions contracts will serve as an incentive to generate new out-of-home advertising contracts with the same clients in the future. Our LED solutions business is expected to contribute increased revenues in the foreseeable future as several key projects are expected to be completed in the near future.

          Total cost of revenues for the nine months ended December 31, 2009 was $2,763,695, which represents an increase of 90% as compared to total cost of revenues of $1,455,651 for the nine months ended December 31, 2008. The increase in the total cost of revenues during the nine months ended December 31, 2009 was due primarily to the corresponding 62% increase in overall sales revenues, as well as the effect of the incentive pricing offered to two customers on LED solutions contracts while project costs on those contracts remained at normal levels. Our overall gross profit margin was 23% for the nine months ended December 31, 2009 as compared to 34% for the nine months ended December 31, 2008.

Operating Expenses

          Operating expenses from continuing operations for the nine months ended December 31, 2009 were $3,538,415, which represents a 30% increase in operating expenses from $2,727,935 for the nine months ended December 31, 2008. Selling and marketing expenses, general and administrative expenses, and bad debts constitute the main components of our operating expenses.

          Selling and marketing expenses for the nine months ended December 31, 2009 increased approximately 168% to $740,575 from $276,119 for the nine months ended December 31, 2008. The increase corresponds to the 62% increase in total net revenues, but was also due to one-time advertising campaign expenses of $266,211 and sales network set up costs of $77,121 related to the launch of our out-of-home advertising network which began generating its first revenue during the nine months ended December 31, 2009. Our company anticipates that selling and marketing expenses will remain steady or decrease slightly in the future as the one-time expenses are not expected to be recurring. Also, as we further expand our core digital out-of-home advertising and LED solutions businesses, any increases in selling and marketing expenses are expected to be limited as a result of a company-wide cost-cutting initiative implemented throughout 2009 and into 2010.

          General and administrative expenses decreased by 2% during the nine months ended December 31, 2009 to $2,060,030 from $2,106,145 for the nine months ended December 31, 2008. The decrease was mainly due to a $102,479 decrease in amortization expenses during the nine months ended December 31, 2009 compared to December 31, 2008. Our company anticipates that general and administrative costs will remain steady or increase in the foreseeable future as our company’s operations continue to expand, however, such increases are expected to continue to be limited as a result of a company-wide cost-cutting initiative.

          Bad debts expenses for the nine months ended December 31, 2009 increased to $502,197 from $nil for the nine months ended December 31, 2008. Bad debts resulted mainly from a $379,861 write off of a trade receivable within our LED solutions business which management deems irrecoverable and a one-time occurrence.

Income Taxes

          We received income tax credits of $nil during the nine months ended December 31, 2009 compared to $206,977 for the nine months ended December 31, 2008. These tax credits were related primarily to our operations in Macau and arose as a result of the finalization of a Complementary Income Tax assessment as issued by the Macao Finance Service Bureau for the 2007 assessment year, under which $nil tax is payable as the assessable profits were below the statutory allowance level.

Liquidity and Capital Resources

          Our principal cash requirements are for operating expenses, including staff costs and funding costs of inventory.

          As of December 31, 2009, our company had an overall net working capital surplus of $1,286,027 compared to a surplus of $13,949,011 as of March 31, 2009, representing a decrease in working capital of $12,662,984. As of December 31, 2009, our company had a net working capital surplus from continuing operations of $1,361,336 compared to a surplus of $2,684,133 as of March 31, 2009, representing a decrease in working capital of $1,322,797. The cash and cash equivalents of our company attributable to continuing operations decreased to $209,508 as at December 31, 2009 as compared to $342,729 as of March 31, 2009. Cash attributable to discontinued operations totalled $nil as of December 31, 2009 and $47,470 as of March 31, 2009.

Cash Flow Related to Operating Activities

          Continuing operating activities generated cash of $388,272 for the nine months ended December 31, 2009 as compared to continuing operating activities using cash of $3,610,280 for the nine months ended December 31, 2008. The increase in cash generated by continuing operating activities was mainly due to the $996,472 increase in the operating liability “Billings in excess of costs and estimated earnings on uncompleted contracts” which represents amounts billed on our LED solutions contracts in excess of revenues recognized. The increasing total signifies that we collected an increasing number of deposits before paying related project costs. During the nine months ended December 31, 2009, we improved our operational cash flow by synchronizing our payment of costs and receipt of revenue by collecting more project deposits before paying related project costs. A $614,004 increase in trade payables also contributed significantly to the increase in cash generated by continuing operating activities as we took advantage of extended credit term limits from certain suppliers. A $399,041 net decrease in prepaid expenses and other current assets also enhanced our operational cash flow from continuing activities as we curtailed making deposits and prepaying expenses where possible. Discontinued operating activities used cash of $251,186 during the nine months ended December 31, 2009 as compared to discontinued operating activities using cash of $959,286 during the nine months ended December 31, 2008.

Cash Flow Related to Investing Activities

          Net cash used in investing activities of continuing operations amounted to $734,072 during the nine months ended December 31, 2009 as compared to investing activities of continuing operations using cash of $127,633 during the nine months ended December 31, 2008. The increase in cash used in investing activities of continuing operations is attributable primarily to our company’s purchase of digital out-of-home advertising displays which increased to $325,216 for the nine months ended December 31, 2009 from $nil for the nine months ended December 31, 2008. Net cash used in investing activities of discontinued operations was $45,428 during the nine months ended December 31, 2009 as compared to investing activities of discontinued operations using cash of $400,543 during the nine months ended December 31, 2008.

          Our company incurred capital expenditures of $952,298 during the nine months ended December 31, 2009 and $148,817 for the nine months ended December 31, 2008. The increase in capital expenditures for the nine months ended December 31, 2009 as compared to December 31, 2008 was mainly attributable to the $325,216 increase in purchases of digital out-of-home advertising equipment. We plan to install additional large-sized LED displays during the second half of 2010, including but not limited to New World Department Store China Ltd. department stores in Wuhan and Changsha, China. We estimate total capital expenditures for these LED screens to be approximately $1,092,545, in the form of cash and/or utilization of our company’s LED screen inventory.

Cash Flow Related to Financing Activities

          Financing activities of continuing operations generated cash of $205,232 for the nine months ended December 31, 2009 as compared to financing activities of continuing operations generating cash of $779,820 for the nine months ended December 31, 2008. The decrease in net cash flow generated by financing activities of continuing operations was mainly due to the $507,896 repayment of bank loans and the $247,932 repayment of an advance from a director of our company during the nine months ended December 31, 2009 compared to no such repayments during the nine months ended December 31, 2008. Financing activities of discontinued operations generated cash of $256,103 during the nine months ended December 31, 2009 as compared to financing activities of discontinued operations using cash of $23,003 for the nine months ended December 31, 2008.

          During the nine months ended December 31, 2009, our company, through Lightscape Technologies (Greater China) Limited (“LTGC”), obtained an instalment loan of $771,208 (HKD6,000,000) from DBS Bank (Hong Kong) Limited (“DBS Bank”) under the Special Loan Guarantee Scheme of The Government of the Hong Kong Special Administrative Region (“HKSAR Government”). The loan is repayable over 12 equal monthly instalments, at an interest rate of 2% per annum over the prime lending rate, which is currently 5.25%, from May 12, 2009 to April 12, 2010. The instalment loan is secured by a Special Loan Guarantee issued by the HKSAR Government for an amount equal to 70% of the loan, a Guarantee and Indemnity for an unlimited amount duly executed by a director of our company and a director of LTGC, and a Guarantee and Indemnity for an unlimited amount duly executed by Tech Team Investment Limited, the immediate holding company of LTGC. As of December 31, 2009, eight out of twelve instalments have been repaid to DBS Bank on the respective monthly due dates. As of the date of this Form 10-K filing, eleven out of twelve instalments have been repaid to DBS Bank.

          Management believes that additional cash may need to be raised in the next twelve months to finance our existing operations and expansion of our digital out-of-home advertising and LED solutions businesses since we have not yet achieved sustainable positive cash flows. However, management also expects to generate positive cash flow in the coming twelve months from the completion of projects which may substantially, if not fully, meet the cash needs of our company during the next twelve months. Management may consider outside capital over the near-term, including the next twelve months, if required to fund our capital needs. Such outside capital may be obtained from additional debt or equity financing. We are exploring possible bank financing opportunities, mainly in the form of accounts payable financing. We do not currently have any arrangement for financing and there is no assurance that capital will be available to meet our continuing development costs or, if the capital is available, that it will be on terms acceptable to us.

Off-Balance Sheet Arrangements

          Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

          On July 25, 2008, we dismissed Yu and Associates CPA Corporation as our principal independent accountant, and on July 25, 2008, we engaged MSPC Certified Public Accountants and Advisors, A Professional Corporation as our principal independent accountant, as reported on our current report on Form 8-K filed on July 31, 2008. There has been no other change in the accountants and no disagreements with MSPC Certified Public Accountants and Advisors, A Professional Corporation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

          All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Bondy Tan(1)	Director, President, Treasurer, Chief Executive Officer	43	January 13, 2005
Charles Cheung(1)	Director	74	January 13, 2005
Aaron Ratner(1)	Director, Chief Strategic Officer	35	February 3, 2010 (Director) December 1, 2008 (Chief Strategic Officer)
Edmand Yuk Man Wong(2)	Director	53	June 5, 2006
Kwok Tin Tang(2)	Director	59	June 5, 2006
Alfred Lee Ming Sung(2)	Director	52	May 15, 2009

(1)	Members of the Executive Committee.

(2)	Members of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

Business Experience

          The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Bondy Tan

          Bondy Tan is a director and the President, Treasurer and Chief Executive Officer of our company and is the President and Chief Executive Officer of our wholly-owned subsidiaries Tech Team Holdings Limited and Tech Team Development Limited. From October 1999 to present, Mr. Tan has led the development and management of our company and its predecessor operating companies. Mr. Tan is responsible for the overall management and strategic planning for our company and its subsidiaries. Mr. Tan’s experience includes an additional 10 years of marketing management and business development roles in China and Hong Kong. His former positions include Marketing and Sales Coordinator for Sony (Hong Kong), where he was responsible for advertising, promotion and sales activities for Sony in China and Hong Kong. Mr. Tan also held several roles with Caltex, a wholly-owned subsidiary of Chevron Corporation, in China and Hong Kong. In these positions, Mr. Tan rebuilt Caltex’s corporate image, developed brand awareness in China, led the formation of two joint venture projects and managed the operation of 51 service stations in Hong Kong. Mr. Tan holds a Bachelor of Commerce, with a major in company law, from Murdoch University in Australia, and a Bachelor of Business, with a major in marketing, from Edith Cowan University in Australia.

          Mr. Tan’s experience as the founder, operational leader and key strategic planner of our company and its predecessor operating companies for the past 11 years led the board to conclude, as of the time of the registration statement and prospectus, that he should continue to serve as a director of our company.

Charles Cheung

          Dr. Charles Cheung Wai Bun (J.P.) is acting chairman and a director of our company. He has over 30 years of senior management experience in various industries including over 22 years within the banking industry. Dr. Cheung is Chairman of Joy Harvest International Limited, and he is also Vice-Chairman and Director of First Metro International Investment Company Limited Hong Kong. He is a Senior Adviser to the Metropolitan Bank & Trust Company, one of the leading commercial banking groups in the Philippines. He is an independent Non-Executive Director and Chairman of Audit Committee of Shanghai Electric Group Limited, one of the largest PRC state corporations, as well as Pioneer Global Group Limited and Sunshine Capital Investments Group Limited (formerly named Prime Investments Holdings Limited), which are all listed on the main board of the Hong Kong Stock Exchange. Dr. Cheung is also an Independent Non-executive director and Chairman of the Remuneration Committee of Grand T.G. Gold Holdings Limited, which is listed on the Hong Kong GEM Board. Dr. Cheung is also a Council Member of the Hong Kong Institute of Directors. He was formerly an Independent Non-Executive Director and Chairman of the Audit Committee of Galaxy Entertainment Group Limited and K. Wah International Holdings Limited, which are both listed on the main board of the Hong Kong Stock Exchange. Dr. Cheung was formerly Group Chief Executive and Executive Deputy Chairman of Mission Hills Group which is engaged in luxury property development, golf resort and hotel management in mainland China. He was a former director and advisor to the Tung Wah Group of Hospitals, the largest charitable organization in Hong Kong, and he has served a number of committees of the Hong Kong Government. Dr. Cheung was also an independent director and Chairman of the Audit Committee of China Water & Drinks Inc., a U.S. public company, from August 1, 2007 until October 1, 2008 when the company was acquired by Heckmann Corp. He holds an Honorary Doctoral degree in Business Administration from John Dewey University, a Master degree in Business Administration and a Bachelor of Science degree from New York University. Dr. Cheung was awarded the Hong Kong Director of the Year Award of Listed Company Non-Executive Directors in 2002.

          Dr. Cheung’s extensive directorship and advisory experience, including for public companies, and his vast business experience led the board to conclude, as of the time of the registration statement and prospectus, that he should continue to serve as a director of our company.

Aaron Ratner

          Aaron Ratner has served as Chief Strategic Officer of our company since December 1, 2008 and as a director since February 3, 2010. In the role of Chief Strategic Officer, he is responsible for managing capital markets, fund raising, investor/public relations and leading strategic initiatives. From 2007 to 2008, Mr. Ratner was an investment analyst with Aeneas Capital, an emerging market investment fund. From 2006 to 2007, Mr. Ratner was an analyst with Steel Partners, a global activist hedge fund. From 2000 to 2005, Mr. Ratner was an associate with Simon Murray & Company, a multi-strategy investment firm based in Hong Kong. Mr. Ratner holds a Master of Science in Management from the Sloan Masters Program at the Stanford University Graduate School of Business, and a Bachelor of Arts, with majors in economics and international relations, from the University of Pennsylvania.

          Mr. Ratner’s work experience and qualifications related to U.S. and Hong Kong capital markets, strategic planning and investor relations led the board to conclude, as of the time of the registration statement and prospectus, that he should continue to serve as a director of our company.

Edmand Yuk Man Wong

          Edmand Yuk Man Wong is an independent director of our company. From 2005 to present, Mr. Wong has served as College Secretary with the Community College of City University of Hong Kong. From 2004 to 2005, he served as Assistant Registrar (External Relations) with the University of Hong Kong. From 2001 to 2004, Mr. Wong served as the Director of Global Public Relations & Communications for ORBIS International, Inc., an international charity in blindness prevention. Within his career, Mr. Wong has also held various senior positions in the communications departments of government agencies and with the Hong Kong Jockey Club. Within these roles over the past 25 years, Mr. Wong was responsible for public and media relations strategy, corporate branding, and public affairs. Mr. Wong holds a Bachelor of Arts degree in Political Science from the University of British Columbia.

          Mr. Wong’s work experience and skills related to public relations, communications and branding led the board to conclude, as of the time of the registration statement and prospectus, that he should continue to serve as a director of our company.

Kwok Tin Tang

          Kwok Tin Tang is an independent director of our company. For the past 22 years, Mr. Tang has operated as the General Manager of Martin Tang Accountants which provides accounting, corporate secretary and business consultancy services to companies in Hong Kong. Mr. Tang is an associate member of The Hong Kong Institute of Chartered Secretaries and he holds the designation of Chartered Secretary (ACIS). Mr. Tang holds a Higher Diploma in Accounting from The Hong Kong Polytechnic University.

          Mr. Tang’s work experience and qualifications related to accounting and corporate administration led the board to conclude, as of the time of the registration statement and prospectus, that he should continue to serve as a director of our company.

Alfred Lee Ming Sung

          Alfred Lee Ming Sung was appointed as an independent director of our company on May 15, 2009. Mr. Sung is a practicing Certified Public Accountant and since 1998 he has been the principal of Alfred Sung & Co., an audit and accounting firm based in Hong Kong. Mr. Sung has over 27 years of experience in auditing, accounting, taxation, management and financial advisory services. His previous experience includes 7 years with major international accounting firms. Mr. Sung is currently a practicing member of the Hong Kong Institute of Certified Public Accountants and an associate member of the Institute of Chartered Accountants of Australia. He holds a Bachelor of Economics degree from La Trobe University in Australia.

          Mr. Sing’s work experience related to accounting, auditing and financial advisory, as well as his qualification as an “audit committee financial expert”, led the board to conclude, as of the time of the registration statement and prospectus, that he should continue to serve as a director of our company.

Family Relationships

          There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

          Our directors, persons nominated to become a director and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any United States federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) any United States federal or state securities or commodities law or regulation; or

(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of the nine months ended December 31, 2009; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the nine months ended December 31, 2009, who we will collectively refer to as our named executive officers, of our company for the nine months ended December 31, 2009 and the year ended March 31, 2009, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal nine months or year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Period Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Bondy Tan President, Treasurer and CEO	December 31, 2009 March 31, 2009	104,113 151,671	- -	- -	- -	- -	- -	- -	104,113 151,671
Aaron Ratner Chief Strategic Officer	December 31, 2009 March 31, 2009	- -	- -	- -	- -	- -	- -	- 102,000	- 102,000

          Bondy Tan, as Chief Executive Officer of Tech Team, our wholly-owned operating subsidiary, was paid a salary of $104,113 and $151,671 for our fiscal nine months ended December 31, 2009 and fiscal year ended March 31, 2009, respectively. Aaron Ratner, as Chief Strategic Officer of our company, earned fees of $72,000 and $102,000 for our fiscal nine months ended December 31, 2009 and fiscal year ended March 31, 2009, respectively. Other than Bondy Tan and Aaron Ratner, there were no executive officers of our company or of any of our wholly-owned subsidiaries serving as of December 31, 2009, and no executive officers who served as such during the fiscal nine months ended December 31, 2009 and fiscal year ended March 31, 2009, whose total salary and bonus exceeded $100,000 per year.

          Our wholly-owned subsidiaries do not maintain, and did not maintain at any time during their most recently completed fiscal years, any long-term compensation plans. As such, there were no long-term compensation plan awards or payouts to any of the executive officers of our wholly-owned subsidiaries during any of their two most recently completed fiscal nine months ended December 31, 2009 and fiscal year ended March 31, 2009.

          Our company did not have any plan in place during the nine months ended December 31, 2009 or the year ended March 31, 2009 that provides for payments of other benefits at, following, or in connection with the retirement of any named executive officer.

          Our company did not have any compensatory plans or arrangements in place during the nine months ended December 31, 2009 or the year ended March 31, 2009 that provides for payment(s) to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities.

          Our compensation program for our executive officers is administered and reviewed by our compensation committee. Historically, executive compensation consists solely of a base salary and/or consulting fees. Individual compensation levels are designed to reflect individual responsibilities, performance and experience, as well as the performance of our company. The determination of discretionary bonuses is based on various factors, including implementation of our business plan, development of corporate opportunities and completion of financing.

Stock Option Grants to our Named Executive Officers

          Our company does not have an effective stock option plan and our company did not grant any stock options to any named executive officers during the nine months ended December 31, 2009 or the year ended March 31, 2009.

Aggregate Option Exercises for the Fiscal Nine Months Ended December 31, 2009 by Executive Officers

          There were no options outstanding, and hence no options exercised, by any named executive officers during the nine months ended December 31, 2009 or the year ended March 31, 2009.

Outstanding Equity Awards at Fiscal Period-End

          There were no outstanding equity awards held by any named executive officer as of December 31, 2009 or March 31, 2009.

Compensation of the Company’s Directors

          Directors may be paid their expenses for attending each board of directors meeting and may be paid a fixed sum for attendance at each meeting of the directors or an annual retainer fee. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings and/or paid committee and/or chairmanship fees. The following table summarizes compensation paid to all of our directors during the nine months ended December 31, 2009:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bondy Tan	104,113(1)	Nil	Nil	Nil	Nil	Nil	104,113(1)
Charles Cheung	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Edmand Yuk Man Wong	12,211	Nil	Nil	Nil	Nil	Nil	12,211
Kwok Tin Tang	12,211	Nil	Nil	Nil	Nil	Nil	12,211
Alfred Lee Ming Sung	8,033	Nil	Nil	Nil	Nil	Nil	8,033
Francis Man Chung Wong(2)	24,421	Nil	Nil	Nil	Nil	Nil	24,421

(1)	Salary compensation as President and Chief Executive Officer.

(2)	Francis Man Chung Wong resigned as a director of our company on May 15, 2009.

Pension, Retirement or Similar Benefit Plans

          There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of May 3, 2010 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Position Held	Amount and Nature of Beneficial Owner	Percent of Class (1)
Eastern Advisors Capital, Ltd. 101 Park Avenue, 48th Floor New York, New York 10178	N/A	7,711,345 (2)	13.8%
Galaxy China Opportunities Fund Unit 603, Tower 1 Admiralty Centre, 18 Harcourt Road, Hong Kong	N/A	5,441,236 (3)	9.7%
SMC Investment Management Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	N/A	3,700,000 (4)	6.6%
Grossman Family 1 LLC c/o Neal Brickman-Trustee Law Office of Neal Brickman 317 Madison Avenue-21st Floor New York, NY 10017	N/A	3,535,793 (5)	6.3%
Liberty Square Strategic Partners IV (Asia) Offshore, L.P. 24 Federal Street, 8th Floor Boston, MA 02110	N/A	3,000,000 (6)	5.4%
Bondy Tan 18/F., 318 Hennessy Road, W Square Wanchai, Hong Kong	Director, President and Chief Executive Officer of our company	4,099,633 (7)	7.3%
Charles Cheung A2, 6/F Evergreen Villa, 43 Stubbs Road, Hong Kong	Director of our company	1,458,293 (8)	2.6%
Aaron T. Ratner 18/F., 318 Hennessy Road, W Square Wanchai, Hong Kong	Director, Chief Strategic Officer of our company	708,000 (9)	1.3%
Edmand Yuk Man Wong Community College of City University, 6/F., Mong Man-wai Building, Kowloon Tong, Kowloon, Hong Kong	Director of our company	Nil	Nil
Kwok Tin Tang Room 7, 8/F., Blk. A, Hoi Tao Bldg., 11 Belcher's Street, Sai Wan, Hong Kong	Director of our company	Nil	Nil
Alfred Lee Ming Sung 18/F., 318 Hennessy Road, W Square Wanchai, Hong Kong	Director of our company	Nil	Nil
Directors and Executive Officers as a Group (six persons)		6,265,926	11.2%

(1)

Based on 55,876,410 shares of common stock issued and outstanding as of May 3, 2010. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to convertible or derivative securities currently convertible or exercisable or convertible or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

As disclosed in a Schedule 13G/A filed on February 12, 2009 and a Form 4 filed on August 4, 2008, Eastern Advisors Capital Group, LLC is the investment manager of Eastern Advisors Capital, Ltd., which is the direct owner of 7,711,345 shares of common stock. Scott Booth is the managing member of Eastern Advisors Capital Group, LLC and a director of Eastern Advisors Capital, Ltd. Eastern Advisors Capital Group, LLC, Scott Booth and Eastern Advisors Capital, Ltd. share investment control and power to vote or to direct the vote over 7,711,345 shares of common stock. Eastern Advisors Capital Group, LLC, Scott Booth and Eastern Advisors Capital, Ltd. each disclaims beneficial ownership with respect to any shares other than those owned directly by such person.

(3)

As disclosed in a Schedule 13G/A filed on February 11, 2009 and a Form 4 filed on December 8, 2008, Galaxy China Opportunities Fund was the direct owner and held the sole voting and investment control over 5,441,236 shares of common stock. Joe Man Fai Chan is director of Galaxy China Opportunities Fund and has voting and investment control over the shares of common stock.

(4)

As disclosed in a Schedule 13G/A filed on February 9, 2009, SMC Investment Management Limited was the direct owner and held the sole voting and investment control over 3,700,000 shares of common stock. Hamilton Tang is director of SMC Investment Management Ltd. and has voting and investment control over the shares of common stock.

(5)

As disclosed in a Schedule 13G filed on August 10, 2009, Grossman Family (2006) Trust owns 100% of Grossman Family 1 LLC. Neal Brickman is the trustee, and Thomas R. Grossman is the investment manager, of Grossman Family (2006) Trust. Grossman Family 1 LLC, Grossman Family (2006) Trust, Neal Brickman and Thomas R. Grossman share investment control and power to vote or to direct the vote over 3,535,793 shares of common stock.

(6)

As disclosed in a Schedule 13G filed on May 8, 2009, Liberty Square Asset Management, LLC is the general partner and Liberty Square Asset Management, LP is the investment manager of Liberty Square Strategic Partners IV (Asia) Offshore, L. P. Liberty Square Asset Management, LLC, Liberty Square Asset Management, LP and Liberty Square Strategic Partners IV (Asia) Offshore, L.P. share investment control and power to vote or to direct the vote over 3,000,000 shares of common stock. Liberty Square Asset Management, LLC, Liberty Square Asset Management, LP and Liberty Square Strategic Partners IV (Asia) Offshore, L.P. each disclaims beneficial ownership of all shares except to the extent of its pecuniary interest therein. Thomas J. Niedermeyer, Jr. is a managing member of Liberty Square Asset Management, LLC and has voting and investment control over the shares of common stock.

(7)

As disclosed in a Schedule 13D/A filed on February 12, 2008, Bondy Tan directly beneficially owns and holds investment control and the power to vote or to direct the vote of 2,888,768 shares of our company. Bondy Tan indirectly beneficially owns and holds investment control and power to vote or to direct the vote of 387,000 shares of our company held by Glory Hill Holdings Limited, a company which he solely owns. Bondy Tan indirectly beneficially owns and holds investment control and the power to vote or to direct the vote of 252,273 shares of our company held by Full Scope Group Limited, a company which he solely owns. Bondy Tan indirectly beneficially owns and holds investment control the power to vote or to direct the vote of 571,592 shares of our company held by Excel Means Limited, a company which he solely owns.

(8)

As disclosed in a Schedule 13D filed on January 24, 2005, Charles Cheung indirectly beneficially owns and holds investment control and the power to vote or to direct the vote of 1,458,293 shares of our company held by Leisure Assets Limited, a company which he solely owns.

(9)

As disclosed in a Form 4 filed on December 10, 2008, Aaron T. Ratner indirectly beneficially owns and holds investment control and the power to vote or to direct the vote of 708,000 shares of our company. The 708,000 shares are held by a nominee shareholder in trust for Aaron T. Ratner.

          From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

Changes in Control

          We are unaware of any contract, or other arrangement or provision of our Articles or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

Securities Authorized for Issuance under Equity Compensation Plans

          Our company did not have an equity compensation plan in place during the nine months ended December 31, 2009 or the year ended March 31, 2009 under which equity securities of our company were authorized for issuance.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

          Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year end for the last three completed fiscal years in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

	December 31,	March 31,	March 31,
	2009	2009	2008
	$	$	$
Amount due to director Bondy Tan	745,503	745,503	-

          Bondy Tan is a director of our company. The amounts stated relate to a series of loan transactions made by Bondy Tan to our company and represents the largest aggregate amount of principal outstanding during the fiscal nine months ended December 31, 2009 and years ended March 31, 2009 and March 31, 2008. As of March 31, 2010, the principal outstanding was $495,953. During the fiscal nine months ended December 31, 2009, the total amount of principal repaid to Bondy Tan was $247,932. During the fiscal nine months ended December 31, 2009, the total amount of interest paid to Bondy Tan was $nil. The rate of interest payable on the loans is zero.

          It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our company. This policy is included in our Code of Ethics, and in our Corporate Governance Guidelines which our board formally adopted in December 2008. The review, approval or ratification of transactions with related persons is administered by our Audit Committee. Our Audit Committee conducts subsequent review and oversight of all related party transactions (which includes all transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K) for potential conflict of interest situations on an ongoing basis.

CORPORATE GOVERNANCE

Director Independence

          We currently act with six directors, consisting of Bondy Tan, Charles Cheung, Aaron Ratner, Alfred Lee Ming Sung, Kwok Tin Tang and Edmand Yuk Man Wong. Our board of directors has judged and affirmatively determined that current directors Alfred Lee Ming Sung, Kwok Tin Tang and Edmand Yuk Man Wong and former director Francis Man Chung Wong each meets the definition of independent director: (1) as that term is defined in Item 407(a) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; (2) as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules; and (3) that the current board of directors of our company therefore does not consist of a majority of independent directors. We currently act with a standing audit committee, a standing nominating and corporate governance committee and a standing compensation committee. Each of these committees is composed solely of independent directors.

Audit Committee

          We currently act with a standing audit committee. The audit committee of our board of directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 on June 6, 2006 and adopted its charter on June 6, 2006. On December 31, 2008, our board of directors adopted an amended and restated audit committee charter. The audit committee is directed by its charter to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the adequacy of our accounting, financial and operating controls; to recommend annually to the board of directors the selection of the independent registered accountants; to consider proposals made by the independent registered accountants for consulting work; and to report to the board of directors, when so requested, on any accounting or financial matters.

          Our audit committee consists of Alfred Lee Ming Sung (appointed chairperson on May 15, 2009 following the resignation of former chairperson Francis Man Chung Wong on May 15, 2009), Kwok Tin Tang and Edmand Yuk Man Wong, all of whom are or were non-employee directors of our company. Our board of directors has judged and affirmatively determined that each current and former member of the audit committee: (1) meets the definition of independence contained in Rule 5605(a)(2) of the NASDAQ Listing Rules; (2) meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934; (3) has not participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years; and (4) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Audit Committee Financial Expert

          In the judgment of our board of directors, Alfred Lee Ming Sung (our current audit committee chairperson) and Francis Man Chung Wong (our former audit committee chairperson) each: (1) meets the definition of an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; (2) has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Nominating and Corporate Governance Committee

          We currently act with a standing nominating and corporate governance committee of our board of directors. This committee was established and adopted its charter on December 31, 2008. The nominating and corporate governance committee is directed by its charter to identify individuals qualified to become directors of our company, and to select such director nominees at the next annual meeting of the shareholders or otherwise; to periodically evaluate the qualifications and independence of each director on our board and its various committees and recommend to our board any changes in its or its committees’ composition; and to develop and recommend to our board of directors corporate governance principles applicable to our company, and oversee the application of such corporate governance principles.

          Our nominating and corporate governance committee considers diversity in identifying nominees for director. Under the formal corporate governance guidelines and the nominating and corporate governance committee charter adopted by our company, we seek to have a board of directors representing diverse experiences in business, finance, accounting, corporate governance, technology, and in various areas relevant to our operating businesses. Our nominating and corporate governance committee considers the make-up of the board of directors as a whole in terms of the professional diversity represented by various occupations, and reviews the overall qualifications in determining a combination of directors that will best serve the needs of the board and our company. Based on these reviews, nominees for director may be chosen, in part, on the desire to enhance the diversity of the board of directors. Our nominating and corporate governance committee assesses the effectiveness of the policy to consider diversity in identifying director nominees by tracking whether any of our company’s shareholders or other stakeholders raise issue with a lack of diversity represented amongst our board of directors.

          Our nominating and corporate governance committee consists of Edmand Yuk Man Wong (appointed chairperson on December 31, 2008), Alfred Lee Ming Sung (appointed on May 15, 2009 following the resignation of former committee member Francis Man Chung Wong on May 15, 2009) and Kwok Tin Tang, all of whom are or were non-employee directors of our company. Our board of directors has judged and affirmatively determined that each current and former member of the nominating and corporate governance committee meets the definition of independent director: (1) as that term is defined in Item 407(a) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; and (2) as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

          As of the quarter ended December 31, 2009, we did not effect any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. If stockholders wish to recommend candidates directly to our nominating and corporate governance committee, they may do so by sending communications to the chairperson of the committee at the address on the cover of the registration statement of which this prospectus is a part. If any stockholders seek to bring any other business at any meeting of our stockholders, the stockholder must comply with the procedures contained in our bylaws and the stockholder must notify us in writing and such notice must be delivered to or received by the President in accordance with Rule 14a-8 of the Exchange Act. A stockholder may write to the President of our company at our principal executive office, as set out on the cover page of the registration statement of which this prospectus is a part, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Compensation Committee

          We currently act with a standing compensation committee of our board of directors. This committee was established and adopted its charter on December 31, 2008. The compensation committee is directed by its charter to oversee our company’s compensation and benefit plans, policies and practices, including any executive compensation plans, incentive compensation and equity-based plans; to determine, or recommend to the board of directors of our company for determination, the compensation levels of our company’s executive officers, specifically the chief executive officer and the other named executive officers as defined in Rule 3b-7 of the Securities Exchange Act of 1934; to produce an annual report on executive compensation for inclusion in our company’s annual report or proxy statement if required by applicable securities laws; and to monitor and evaluate matters relating to the compensation and benefits structure of our company.

          Our compensation committee consists of Kwok Tin Tang (appointed chairperson on December 31, 2008), Alfred Lee Ming Sung (appointed on May 15, 2009 following the resignation of former committee member Francis Man Chung Wong on May 15, 2009) and Edmand Yuk Man Wong, all of whom are or were non-employee directors of our company. Our board of directors has judged and affirmatively determined that each current and former member of the compensation committee meets the definition of independent director: (1) as that term is defined in Item 407(a) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; and (2) as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

Executive Committee

          We currently act with a standing executive committee of our board of directors. This committee was established on April 30, 2005 and adopted its charter on December 31, 2008. The executive committee is directed by its charter to act on behalf of the full board of directors between regularly-scheduled board meetings, usually when timing is critical. The executive committee has and may exercise the powers of the board of directors to act upon any matters which, in the opinion of the chairman of the board, should not be postponed until the next previously scheduled meeting of the board, except powers which may be limited by corporate law, our company’s by-laws or by resolution of the board.

          Our executive committee consists of Charles Cheung (appointed chairperson on December 31, 2008), Bondy Tan and Aaron Ratner, none of whom has been judged or affirmatively determined to meet the definition of independent director.

Transactions with Independent Directors

          Other than as set out below or disclosed under the heading “Transactions with Related Persons, Promoters and Certain Control Persons”, none of our independent directors entered into any transaction, relationship or arrangement during the nine months ended December 31, 2009 or the year ended March 31, 2009 that were considered by our board of directors in determining whether the director maintained his or her independence in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

          Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, each director, officer, employee and agent and all other persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes to the fullest extent of the law (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the individual in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by the individual in connection with the defense or settlement of any action or suit by or in the right of the company, or in connection with any appeal therein, or otherwise, if the individual acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. Our company may, in our discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of any final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under our Bylaws or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements.

          You may read and copy any materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street NE, Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

          We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. The registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

          No finder, dealer, sales-person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

           Our consolidated financial statements are stated in United States dollars and are prepared in conformity with generally accepted accounting principles of the United States.

          The following consolidated financial statements pertaining to our company are filed as part of the registration statement and prospectus:

          Audited consolidated financial statements for the fiscal nine months ended December 31, 2009 and the fiscal year ended March 31, 2009:

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND THE YEAR ENDED MARCH 31, 2009
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Lightscape Technologies Inc.

We have audited the accompanying consolidated balance sheets of Lightscape Technologies Inc. and Subsidiaries (the “Company”) as of December 31, 2009 and March 31, 2009 and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and comprehensive loss, and cash flows for the nine months ended December 31, 2009 and the year ended March 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lightscape Technologies Inc. and Subsidiaries as of December 31, 2009 and March 31, 2009 and the results of their operations and their cash flows for the nine months ended December 31, 2009 and the year ended March 31, 2009 in conformity with United States generally accepted accounting principles.

/s/ MSPC
Certified Public Accountants and Advisors, A Professional Corporation.

New York, New York
April 19, 2010

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
Expressed in US dollars

	December 31,	March 31,
	2009	2009
	$	$
ASSETS
Current assets:
Cash and cash equivalents	209,508	342,729
Accounts receivable, net of allowance for doubtful accounts of $876,848 on December 31, 2009 and $415,383 on March 31, 2009	905,816	1,213,334
Costs and estimated earnings in excess of billings on uncompleted contracts	652,770	673,312
Prepaid expenses	473,028	344,751
Rental, utility and other deposits	125,129	358,466
Other current assets	54,779	338,399
Other receivables – disposal consideration of subsidiaries	2,036,550	-
Inventories – LED	1,072,150	1,264,975
Current assets of discontinued operations (see Note 12(d))	125,648	12,435,386

Total current assets	5,655,378	16,971,352

Intangible assets, net	453,528	82,431
Goodwill	776,378	776,378
Plant and equipment, net	270,478	279,738
Out-of-home advertising equipment, net	2,130,002	1,824,421
Construction in progress – Out-of-home advertising equipment	351,482	266,250
Deferred cost	86,317	111,132
Accounts receivable, due after one year and net of allowance for doubtful accounts of $nil on December 31, 2009 and $145,871 on March 31, 2009	-	200,889
Prepaid expenses and other current assets – due after one year	-	8,610
Net investment in sales-type leases of discontinued operations	-	36,359

	4,068,185	3,586,208

TOTAL ASSETS	9,723,563	20,557,560

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	263,313	-
Secured loan	192,802	-
Trade payables	888,394	358,938
Billings in excess of cost and estimated earnings	996,472	-
Amount due to a director	497,569	745,501
Accrued expenses	1,272,747	644,091
Other current liabilities	45,297	103,303
Obligations under capital leases – current portion	11,800	-
Current liabilities of discontinued operations (see Note 12(d))	200,957	1,170,508

Total current liabilities	4,369,351	3,022,341

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)
Expressed in US dollars

	December 31,	March 31,
	2009	2009
	$	$

Non-current liabilities:
Obligations under capital leases – non-current portion	44,249	-

Total non-current liabilities	44,249	-

Total liabilities	4, 413,600	3,022,341

COMMITMENTS (see Note 14)

Shareholders’ equity:
Common stock
Authorized: 800,000,000 common shares, par value $0.001 per share 100,000,000 preferred shares, par value $0.001 per share
Issued and outstanding: 55,876,410 common shares at December 31, 2009 and March 31, 2009	55,876	55,876
Additional paid-in capital	34,140,708	34,140,708
Common stock warrants	344,673	344,673
Other reserves	-	28,944
Accumulated other comprehensive income	281,222	1,077,354
Accumulated deficit	(29,512,516)	(19,219,220)
Total shareholders’ equity	5,309,963	16,428,335
Noncontrolling interest	-	1,106,884
Total Equity	5,309,963	17,535,219

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,723,563	20,557,560

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Expressed in US dollars (except for number of common shares)

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$
Revenues:
Advertising revenue	707,776	-	-
LED solutions revenue	2,818,156	2,195,607	2,932,772
Other revenue	83,956	26,028	28,619

Total net revenues	3,609,888	2,221,635	2,961,391

Cost of revenues:
Cost of sales of Advertising revenue (i)	207,576	-	13,577
Cost of sales of LED solutions revenue	2,312,638	1,455,084	1,638,416
Costs of Other revenue	243,481	567	-

Total cost of revenues	2,763,695	1,455,651	1,651,993

Gross profit	846,193	765,984	1,309,398

Bad debts	(502,197)	-	(798,458)
Amortization	(77,301)	(179,780)	(241,585)
Depreciation	(121,783)	(100,277)	(126,687)
Loss on disposal of property, plant and equipment	(36,529)	(65,614)	(63,101)
Selling and marketing expenses	(740,575)	(276,119)	(399,353)
General and administrative expenses	(2,060,030)	(2,106,145)	(2,977,055)

Loss from operations	(2,692,222)	(1,961,951)	(3,296,841)
Interest expense, net of interest income	(65,503)	(16,733)	(16,624)
Other income	57,247	23,590	66,269

Loss from continuing operations before income tax	(2,700,478)	(1,955,094)	(3,247,196)
Income tax (provision) refund	-	206,977	234,920

Loss from continuing operations, net of tax	(2,700,478)	(1,748,117)	(3,012,276)

Discontinued operations, net of tax
Net (loss) from discontinued operations, net of income taxes	(1,040,723)	(881,268)	(1,885,791)
Gain on disposal of discontinued component	54,172	-	-
Loss on disposal of a subsidiary	(7,713,151)	-	-

Loss from discontinued operations, net of tax	(8,699,702)	(881,268)	(1,885,791)

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (continued)
Expressed in US dollars (except for number of common shares)

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$

Net loss	(11,400,180)	(2,629,385)	(4,898,067)
Less: net loss attributable to the noncontrolling interest	1,106,884	108,164	314,817

Net loss attributable to Lightscape Technologies Inc.	(10,293,296)	(2,521,221)	(4,583,250)
Other comprehensive income:
Foreign currency translation adjustment arising during the period	54,841	(12,564)	(5,088)
Comprehensive loss	(10,238,455)	(2,533,785)	(4,588,338)

Loss per share - Basic and diluted
Loss from continuing operations attributable to Lightscape Technologies Inc. common shareholders	(0.05)	(0.03)	(0.05)
Loss from discontinued operations attributable to Lightscape Technologies Inc. common shareholders	(0.15)	(0.02)	(0.03)
Total	(0.20)	(0.05)	(0.08)

Weighted average number of common shares outstanding -Basic and diluted	55,876,410	55,876,410	55,876,410

(i) Includes depreciation of plant and equipment and amortization of intangible assets of $130,483 and $7,589, respectively, for the nine months ended December 31, 2009, $13,320 and $nil, respectively, for the year ended March 31, 2009, and $nil and $nil respectively for the nine months ended December 31, 2008.

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS
Expressed in US dollars (except for number of common shares)

						Total Accumulated Other Comprehensive Income
	Common Shares					And Accumulated Deficit

						Accumulated		Total
						Other		Accumulated
						Comprehensive		Comprehensive
						Income - Foreign		(Loss) Income
			Common	Additional		Currency		And
			Stock	Paid-In	Other	Translation	Accumulated	Accumulated	Noncontroll-
	Number	Amount	Warrants	Capital	Reserves	Adjustment	Deficit	Deficit	ing interest	Total

Balance at March 31, 2008	55,876,410	55,876	344,673	34,140,708	28,944	1,082,442	(14,635,970)	(13,553,528)	1,421,702	22,438,375

Foreign currency translation adjustment	-	-	-	-	-	(5,088)	-	(5,088)	-	(5,088)
Net loss	-	-	-	-	-	-	(4,583,250)	(4,583,250)	-	(4,583,250)
Noncontrolling interest	-	-	-	-	-	-	-	-	(314,818)	(314,818)

Balance at March 31, 2009	55,876,410	55,876	344,673	34,140,708	28,944	1,077,354	(19,219,220)	(18,141,866)	1,106,884	17,535,219

Foreign currency translation adjustment	-	-	-	-	-	54,841	-	54,841	-	54,841
Adjustment to foreign currency translation adjustment upon disposal of subsidiaries	-	-	-	-	-	(850,973)	-	(850,973)	-	(850,973)
Adjustment to other reserves upon disposal of subsidiaries	-	-	-	-	(28,944)	-	-	-	-	(28,944)
Net loss	-	-	-	-	-	-	(10,293,296)	(10,293,296)	-	(10,293,296)
Noncontrolling interest share of discontinued operations loss	-	-	-	-	-	-	-	-	(1,106,884)	(1,106,884)

Balance at December 31, 2009	55,876,410	55,876	344,673	34,140,708	-	281,222	(29,512,516)	(29,231,294)	-	5,309,963

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed in US dollars

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$
Cash flows from operating activities:
Net loss	(10,293,296)	(2,521,221)	(4,583,250)
Less: Net loss from discontinued operations, net of income taxes	(8,699,702)	(881,268)	(1,885,791)

Adjustment to reconcile net loss from continuing operations to net cash (used in) continuing operating activities:
Noncontrolling interest	(1,106,884)	(108,164)	(314,817)
Amortization of intangible assets	84,890	179,780	241,585
Cost of sales – amortization of deferred cost	47,920	-	-
Depreciation expense	252,266	100,277	126,687
Bad debts expense	502,198	-	798,458
Loss on disposal of property, plant and equipment	36,528	65,614	63,101
Income tax reversal	-	-	(234,921)
Changes in operating assets and liabilities, net of acquisitions:
Decrease (increase) in operating assets:
Accounts receivable, net of allowance for doubtful debts	116,160	721,112	965,857
Costs and estimated earnings in excess of billings on uncompleted contracts	20,543	501,418	(34,278)
Prepayment and other current assets	-	(2,137,045)	-
Prepaid expenses	(71,527)	-	85,798
Rental and other deposits	231,793	-	-
Other current assets	238,775	-	9,629
Inventories	-	-	2,438
Inventories - LED	-	759,446	-
Net investment in sales-type leases of discontinued operations	(4,489)	-	-
Increase (decrease) in operating liabilities:		(1,120,553)
Trade payables	614,004	-	(1,530,315)
Billings in excess of costs and estimated earnings on uncompleted contracts	996,472	-	-
Accrued expenses and other current liabilities	-	(562,964)	-
Accrued expenses	(192,567)	-	349,262
Other current liabilities	215,785	-	(149,460)
Income tax payable	-	(369,248)	(1,308)

Net cash provided by (used in) continuing operating activities	388,272	(3,610,280)	(2,319,743)
Net cash provided by (used in) discontinued operating activities:
Net loss from discontinued operations, net of income taxes	(8,699,702)	(881,268)	(1,885,791)
Adjustments to reconcile loss from discontinued operations to net cash used in discontinued operations	8,672,408	767,864	1,575,324
Net changes in operating assets and liabilities	(223,892)	1,072,690	225,057
Net cash (used in) discontinued operating activities	(251,186)	959,286	(85,410)
Net cash provided by (used in) operating activities	137,086	(2,650,994)	(2,405,153)

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
Expressed in US dollars

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December	December 31,	March 31,
	31,	2008	2009
	2009	(Unaudited)
	$	$	$

Cash flows from investing activities:
Purchase of plant and equipment	(50,244)	(139,088)	(639,868)
Purchase of out-of-home advertising equipment	(325,216)	-	(989,884)
Purchase of intangible asset	(455,987)	(9,729)	(9,730)
Purchase of a subsidiary	-	21,184	21,184
Disposal of a subsidiary	218,226	-	-
Addition to construction in progress	(97,747)	-	(178,406)
Addition to deferred cost	(23,104)	-	-

Net cash (used in) investing activities of continuing operations	(734,072)	(127,633)	(1,796,704)
Net cash provided by (used in) investing activities of discontinued operations	(45,428)	(400,543)	8,542
Net cash (used in) investing activities	(779,500)	(528,176)	(1,788,162)

Cash flows from financing activities:
Inception of bank loan	771,208	-	-
Repayment of bank loans	(507,896)	-	-
Inception of secured loan	257,069	-	-
Repayment of secured loan	(64,267)	-	-
Proceeds from short-term borrowings	-	400,896	400,896
Repayment of short-term borrowings	-	(400,896)	(400,896)
Repayment of capital lease obligations	(2,950)	(1,035)	(1,035)
Advance from (repayment to) a director	(247,932)	771,208	745,503
Advance from a director of a subsidiary	-	9,647	-

Net cash provided by financing activities of continuing operations	205,232	779,820	744,468
Net cash provided by financing activities of discontinued operations	256,103	(23,003)	14,675
Net cash provided by financing activities	461,335	756,817	759,143

Effect of foreign exchange rate changes	388	1,539	(154,128)

Net decrease in cash and cash equivalents	(180,691)	(2,420,815)	(3,588,300)
Cash and cash equivalents at beginning of the period	390,199	3,978,499	3,978,499

Cash and cash equivalents at end of the period (a)	209,508	1,557,685	390,199

Supplemental disclosure of cash flows information
Interest expense paid	65,689	22,980	17,104

Noncash investing and financing transactions: for the nine months ended December 31, 2009, the Company entered into a capital lease totalling $58,997 for a car.

(a) Includes $Nil of cash that is included on the balance sheet with Current assets from discontinued operations as of December 31, 2009, $47,470 as of March 31, 2009 and $549,948 as of December 31, 2008.

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Lightscape Technologies Inc. (“Lightscape” or the “Company”) was incorporated under the laws of the State of Nevada. On April 20, 2007, the Company changed its name from Global Innovative System Inc. to Lightscape Technologies Inc. The Company is a holding company, and together with its subsidiaries (the “Group”) is principally engaged in three business activities: (i) digital out-of-home (“OOH”) advertising, (ii) light-emitting diode (“LED”) solutions, and (iii) others including lighting source products. However, before the end of the fiscal nine months ended December 31, 2009, the Company decided to exit the lighting source products business, details of which are disclosed in Note 12.

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Principle of Consolidation and Basis of Presentation

The accompanying consolidated financial statements of the Group are stated in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America and include the financial statements of the Company and its majority-owned subsidiaries. All significant intercompany transactions and balances are eliminated on consolidation.

The accompanying audited consolidated financial statements as of December 31, 2009 and March 31, 2009 and for the nine months ended December 31, 2009 and year ended March 31, 2009 have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-K and Regulation S-X applicable to smaller reporting companies.

In December 2009, the board of directors of the Company approved a change in the Company’s fiscal year end from March 31 to December 31. The fiscal year end change was effective December 31, 2009 and resulted in a nine month reporting period from April 1, 2009 to December 31, 2009. The consolidated statements of operations and cash flows are presented with comparative information for the nine months ended December 31, 2008. The financial information provided for the nine months ended December 31, 2008 is unaudited, since it represented an interim period of the fiscal year ended March 31, 2009. The unaudited financial information for the nine months ended December 31, 2008 includes all normal recurring adjustments necessary for the fair statement of the results for that period.

Certain of the December 31, 2008 and March 31, 2009 comparative figures have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported financial position, results of operations or cash flows. (See Note 12.)

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Accounts Receivables and Allowance for Doubtful Accounts

The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts receivable. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility and are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2009 and March 31, 2009, the allowance for doubtful accounts was approximately $876,848 and $415,383, respectively.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on the first-in, first-out basis. Write-down of potentially obsolete or slow-moving inventory is recorded based on management’s analysis of inventory levels and the Company’s assessment of estimated obsolescence based upon assumptions about future demand and market conditions. Further write-down of the value may be required in the future if there is rapid technological and structural change in the industry. This may reduce the results of operations of the Company. All of the inventory at December 31, 2009 and March 31, 2009 consists of finished goods.

Goodwill

The Company accounts for acquisitions of business in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations”, which results in the recognition of goodwill when the purchase price exceeds the fair value of net assets acquired. Goodwill is not subject to amortization but will be subject to at least an annual evaluation for impairment. Goodwill is stated in the consolidated balance sheet at cost less accumulated impairment loss.

Intangible Assets

The Company acquired certain intangible assets through the acquisition of subsidiaries. These intangible assets are comprised of trademarks, customer lists and relationships, unfulfilled purchase orders, completed technology for the production of Aihua Ultra-High Pressure Mercury (“AHP”) lamps and High Intensity Discharge (“HID”) lamps, a customer base and a distributor base. The acquired trademarks were determined to have indefinite useful lives which are not subject to amortization, unless and until the useful lives are determined to no longer be indefinite. Virtually all of these intangible assets were disposed of as part of the sale of Beijing Aihua New Enterprise Lighting Appliance Co. Limited (“Beijing Aihua”). (See Note 12).

The estimation of the useful lives of the trademarks, completed technologies for the production of AHP and HID, distributor base, customer lists and relationships are affected by factors such as a change in demand, unanticipated competition change in technology, legislative action that results in an uncertain or an adverse change in the regulatory environment or changes in distribution channels and business climate.

Software and licenses are recognized as intangible assets at cost less accumulated amortization. These assets are generally amortized over three to five years.

Impairment of Long-Lived Assets Other than Goodwill

The Company reviews long-lived assets for potential impairment based on a review of projected undiscounted cash flows associated with these assets. Long-lived assets are included in impairment evaluations when events and circumstances exist that indicate the carrying amount of these assets may not be recoverable. Measurement of impairment losses for long-lived assets that the Company expects to hold and use is based on the estimated fair value of the assets. Therefore, future changes in the Company’s strategy and other changes in its operations could impact the projected future operating results that are inherent in estimates of fair value, resulting in impairments in the future. Additionally, other changes in the estimates and assumptions, including the discount rate and expected long-term growth rate, which drive the valuation techniques employed to estimate the fair value of long-lived assets could change and, therefore, impact the assessments of impairment in the future.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

Plant and Equipment and Construction in Progress

Plant and equipment is recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives of equipment are as follows:

Testing equipment	4 years
Office equipment	3 - 4 years
Furniture and fixtures	3 - 4 years
Leasehold improvements	shorter of 4 years or the remaining terms of the leases
Motor vehicles	5 - 7 years
Moulds	3 years
Factory machinery and equipment	10 - 16 years
Out-of-home advertising equipment	10 - 12 years

Construction in progress is stated at cost which comprises all direct costs incurred in relation to the construction.

The cost of construction in progress will not be depreciated until the construction is completed and the assets are transferred to a specific category of plant and equipment and put into service.

Expenditures for repairs, maintenance and minor renewals and betterments are expensed as incurred.

Revenue Recognition

The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been delivered and installed or the services have been provided to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. In addition to the aforementioned general policy, the following are specific revenue recognition policies for each major category of revenue.

Advertising – digital Out-of-Home advertising revenue from advertising services, net of agency rebates and commissions, is recognized ratably over the period in which the advertisement is displayed. Prepayments for the advertising services are deferred and recognized as revenue when the advertising services are rendered.

LED solutions - The Company sells its products directly to end users and through distributors. Revenue is recognized when the product is delivered to the customer and all other revenue recognition criteria are met. Revenues for LED solutions activities provided on a “supply and build basis” and for consultancy services for which the revenue generation process lasts for several months are recognized on the percentage-of-completion method, measured either by the ratio of costs incurred up to a given date to estimated total costs for each contract, or by an assessment from a quantity surveyor as appointed by our customers.

Contract costs include all direct material, direct labor, subcontracting costs and other costs and those indirect costs related to contract performance, such as indirect salaries and wages, equipment repairs and depreciation, insurance and payroll taxes. Administrative and general expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount attributable to contract claims is included in revenues when realization is probable and the amount can be reliably estimated. The Company generally provides a one-year warranty for workmanship under its contracts. Warranty claims historically have been inconsequential.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed on these contracts. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized on these contracts.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued ASC 740 “Income Taxes” (“ASC 740”). ASC 740 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

ASC 740 prescribes a two-step process for valuation of a tax position. Step one is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. Step two is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Foreign Currency Translation

The functional currency of the Company is Hong Kong dollars (“HKD”). Transactions in other currencies are recorded in HKD at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are measured in HKD at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the consolidated statements of operations as a component of current period earnings.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

Foreign Currency Translation (continued)

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rate for the period and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting from the translation are included in foreign currency translation adjustment in accumulated other comprehensive income, a component of stockholders’ equity.

Segment Information

The Company’s segment reporting is prepared in accordance with ASC 280 “Segment Reporting” (“ASC 280”). The management approach required by ASC 280 requires that the internal reporting structure used by management for making operating decisions and assessing performance be used as the source for presenting the Group’s reportable segments.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, trade receivables, short-term debt and trade payables approximate their fair values due to the short-term maturity of these instruments. The fair value of long-term debts and capital lease obligations approximate their carrying values based on interest rates currently available to the Company.

Comprehensive Income

Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

Stock-based Payment

The Company adopted ASC 718 “Compensation - Stock Compensation” (“ASC 718”) using the modified prospective method. Under ASC 718, equity instruments issued to employees for their services are measured at the grant-date fair value and recognized in the statement of operations over the service period.

The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of ASC 718, which recognizes the value of such services at the fair value of the equity instrument or of the goods or services, whichever is more readily determinable.

Basic and Diluted Earnings (Loss) per Share

The Company reports basic earnings per share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the period. Diluted earnings per share is based on the assumption that if there is no anti-dilutive effect on the basic earnings per share, all dilutive convertible instruments, options, warrants and other common stock equivalents were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, common stock equivalents are assumed to be exercised at the beginning of the year (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

Fair Value Disclosure

Effective April 1, 2008, the Company adopted ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The adoption of ASC 820 did not have a material impact on our fair value measurements as the Company does not have any balance sheet components deemed financial assets, and we do not have any nonfinancial assets or liabilities of our continuing operations that have been marked to fair value, however our financial statements in the future may be impacted by this standard.

Recent Accounting Pronouncements

In January 2010, the FASB issued an Accounting Standard Update regarding implementation issues connected with accounting for decreases in the ownership of a subsidiary. The new guidance clarified the scope of the entities covered by the guidance in relation to accounting for decreases in the ownership of a subsidiary. It specifically excludes in-substance real estate or conveyances of oil and gas mineral rights from the scope. In addition, the new guidance expands the disclosure requirement for a business combination in stages and deconsolidation of a business or nonprofit activity. The new guidance became effective for interim and annual periods ending on or after December 15, 2009 and must be applied retrospectively to the first period of which an entity adopted the new guidance relating to noncontrolling interests. The management does not expect adoption of this new guidance will have any impact on the Company’s consolidated financial statements.

In January 2010, the FASB amended the existing fair value measurements and disclosure standard and provided guidance on increased disclosure on assets and liabilities as transferred between levels of the fair value hierarchy. The new guidance was effective for interim and annual reporting periods beginning after December 15, 2009, except for the requirement to separately disclose purchases, sales, issuances and settlements in the Level 3 roll forward, which becomes effective for fiscal years beginning after December 15, 2010. The management does not expect adoption of this new guidance will have any impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued guidance which clarifies and improves financial reporting by entities involved with variable interest entities. The new guidance is effective for interim and annual reporting beginning after November 15, 2009. The management does not expect adoption of this new guidance will have a material impact on the Company’s consolidated financial position and results of operations.

In December 2009, the FASB issued standards on accounting for transfers of financial assets. The new standards clarify the information an entity must provide in its financial statements regarding transfer of financial assets and the effect of the transfer on its financial position, financial performance, and cash flows. The new standards are effective as of the beginning of the annual period beginning after November 15, 2009. The management does not expect adoption of this standard will have a material impact on the Company’s consolidated financial position and results of operations.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2009, the FASB issued the FASB Accounting Standards Codification (“ASC” or the “Codification”) as the source of authoritative GAAP recognized by the FASB for non-governmental entities. The Codification is effective for financial statements issued for reporting periods that end after September 15, 2009. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”); therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC as of July 1, 2009. Adoption is reflected in these financial statements. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued new accounting guidance which amends the consolidation guidance regarding variable interest entities. The amendments will affect the overall consolidation analysis under the current accounting guidance. The new accounting guidance is effective for fiscal years beginning after November 15, 2009. The management does not expect the adoption of the new accounting guidance to have a material impact on the Company’s financial condition or results of operations.

In October 2009, the FASB issued new accounting guidance that amends the revenue recognition for multiple-element arrangements and expands the disclosure requirements in respect of such arrangements. The new guidance amends the criteria for separating consideration in multiple-deliverable arrangements, establishes a selling price hierarchy for determining the selling price of a deliverable, eliminates the residual method of allocation, and requires the application of relative selling price method in allocating the arrangement consideration to all deliverables. The new accounting guidance is effective for fiscal years beginning after June 15, 2010. The management does not expect the adoption of the new accounting guidance to have a material impact on the Company’s financial condition or results of operations.

In June 2009, the FASB issued new accounting guidance which limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from ASC 860 along with the exception from applying ASC 810 “Consolidation”. The standard is effective for the first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The management does not expect the new guidance included in ASC 860 to have a material impact on the Company’s consolidated financial statements.

In June 2009, the SEC issued Staff Accounting Bulletin No. 112 (“SAB 112”). SAB 112 revises or rescinds portions of the interpretative guidance included in the codification of SABs in order to make the interpretive guidance consistent with current generally accepted accounting principles. The management does not expect the adoption of SAB 112 to have a material impact on the Company’s consolidated financial statements.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 3. COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings in excess of billings on uncompleted contracts are summarized as follows:

	December 31,	March 31,
	2009	2009
	$	$
Cumulative costs incurred on uncompleted contracts	2,995,213	761,574
Cumulative estimated earnings to date	617,088	377,420
	3,612,301	1,138,994
Less: Billings to date	2,959,531	465,681
	652,770	673,313

NOTE 4. BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Billings in excess of costs and estimated earnings on uncompleted contracts are summarized as follows:

	December 31,	March 31,
	2009	2009
	$	$
Billings to date	1,409,716	-

Cumulative costs incurred on uncompleted contracts	298,599	-
Cumulative estimated earnings to date	114,645	-
	413,244	-
	996,472	-

NOTE 5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31,	March 31,
	2009	2009
Presented in current assets:	$	$
Prepaid expenses
Prepaid expenses - others	439,791	293,460
Trade deposits	33,237	51,291
	473,028	344,751
Other current assets
Other receivables	10,174	293,794
Contract surety bond refundable deposit	44,605	44,605
	54,779	338,399

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 6. INTANGIBLE ASSETS

Intangible assets consist of the following:

	December 31,	March 31,
	2009	2009
Presented in non-current assets:	$	$
Software and license
Cost
Balance - opening	458,005	641,077
Addition	455,987	(9,730)
Written off	-	(173,342)
Balance - closing	913,992	458,005
Accumulated amortization	(460,464)	(375,574)
Software and license, net	453,528	82,431

Amortization for the nine months ended December 31, 2009 and the year ended March 31, 2009 was $84,890 and $241,585, respectively.

Estimated amortization for the next 5 years is as follows:

$
For the year end December 31,
2011	179,473
2012	151,996
2013	122,059
2014	-
2015	-
453,528

NOTE 7. OUT-OF-HOME ADVERTISING EQUIPMENT, NET

OOH advertising equipment consists of the following:

	December 31,	March 31,
	2009	2009
	$	$
OOH advertising LED display	2,271,234	1,837,741
OOH advertising visual, audio and related equipment	-	-
Total	2,271,234	1,837,741
Less: Accumulated depreciation	(141,232)	(13,320)
OOH advertising equipment, net	2,130,002	1,824,421

NOTE 8. CONSTRUCTION IN PROGRESS - OUT-OF-HOME ADVERTISING EQUIPMENT

OOH construction in progress consists of the following:

	December 31,	March 31,
	2009	2009
	$	$

Cost incurred related to construction of OOH advertising LED displays in China	351,482	266,250

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 9. OBLIGATIONS UNDER CAPITAL LEASES

	December 31,	March 31,
	2009	2009
	$	$

Total minimum lease payments, exclusive of related interest of $8,968	56,049	-
Less: Current portion of obligations under capital leases	11,800	-
Long-term portion of obligations under capital leases	44,249	-

The following is a summary of future minimum lease payments under capital leases as of December 31, 2009:

Twelve months ending December 31,	$
2010	11,800
2011	11,800
2012	11,800
2013	11,800
2014	8,849
56,049

The Company entered into capital lease arrangements for leasing a motor vehicle used in its operations. The lease is for a term of five years. For the nine months ended December 31, 2009, the capital lease arrangement was on an interest bearing basis. The lease is on a fixed repayment basis and requires no contingent rental payments. The interest expense incurred on this capital lease was $472 and $nil for the nine months ended December 31, 2009 and for the year ended March 31, 2009, respectively.

NOTE 10. OTHER RESERVES

The other reserves represent the statutory surplus reserve of the Company’s subsidiaries in the People’s Republic of China (“PRC”).

Statutory Surplus Reserve

In accordance with the relevant laws and regulations of the PRC and the subsidiaries’ articles of association, the subsidiaries are required to appropriate 10% of their net income, after offsetting any prior years’ losses, to the statutory surplus reserve. When the balance of such reserve reaches 50% of the PRC subsidiaries’ share capital, any further appropriation is optional.

The statutory surplus reserve can be used to offset prior years’ losses, if any, and may be converted into share capital by issuing new shares to shareholders in proportion to their existing shareholding or by increasing the par value of the shares currently held by them, provided that the remaining balance of the reserve after such issue is not less than 25% of share capital. The statutory surplus reserve is non-distributable.

NOTE 11. INCOME TAX

The Company accounts for income taxes pursuant to Accounting Standards Codification 740, Income Taxes (ASC 740). Under this accounting standard, deferred tax assets and liabilities are determined with reference to temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences, and a valuation allowance is to be maintained with respect to deferred tax assets.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 11. INCOME TAX (continued)

The Company establishes a valuation allowance based upon the potential likelihood of realization of the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws local tax laws of its overseas subsidiaries.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

ASC 740 “Income Taxes” defines a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition.

The Company recognizes that virtually all tax positions in the jurisdictions in which it operates are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2009 is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2009, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current tax law and policy to which we are subject, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial position or cash flows.

Since there is a net operating loss, no income tax is provided for the nine months ended December 31, 2009, while a tax credit was recorded for the year ended March 31, 2009 upon issuance of a tax assessment confirming no income tax for the previous year in Lightscape Technologies (Macau) Limited, our Macau subsidiary.

Income tax expense for the year ended December 31, 2009 represents the provision for income tax of the subsidiaries operating in Hong Kong, Macau and Mainland PRC which were calculated at the applicable tax rate.

A reconciliation of the provision for income taxes from continuing operations determined at the US statutory corporate income tax rate to the Company’s effective income tax rate is as follows:

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 11. INCOME TAX (continued)

	Nine Months
	Ended	Year Ended
	December 31,	March 31,
	2009	2009
	$	$

(Loss) before income tax	(2,700,478)	(3,247,196)
US statutory corporate income tax rate	34%	34%
Income tax (benefit) computed at United States statutory corporate income tax rate	(918,163)	(1,104,047)
Reconciling items:
Rate differential for Hong Kong earnings	423,712	314,573
Rate differential for Macau earnings	516,049	-
Rate differential for PRC earnings	335	252
Rate differential for Singapore earnings	-	-
Tax effect of expenses not deductible for tax purposes	675,303	715,380
Tax effect of income not taxable for tax purposes	(1,012,503)	(238,900)
Others	(20,920)	(198,616)
Expiry of net operating loss	381,919	-
Change in valuation allowance	(45,732)	276,437

Income tax refund (expense)	-	(234,921)

Deferred income taxes arose from the following:

	December 31,	March 31,
	2009	2009
	$	$
Deferred tax assets
- tax losses	2,373,100	2,313,842
- valuation allowance	(2,013,544)	(2,059,276)

Net deferred tax assets	359,556	254,566

Deferred tax liabilities
- Tax depreciation allowance in excess of book depreciation and amortization	(359,556)	(254,566)

Net deferred tax	-	-

For the operating loss carry forwards of approximately $11,685,527 as of December 31, 2009, $211,696, $206,184, $1,048,945, $737,739 and $444,494 will expire in 2010, 2011, 2012, 2013 and 2014, respectively, and the remainder of $9,036,467 will be carried forward indefinitely.

As at December 31, 2009, the Company had accumulated net operating loss carryforwards for Hong Kong income tax purposes of approximately $8,625,053 that are available to offset future taxable income. Realization of the net operating loss carryforwards is dependent upon future profitable operations. Accordingly, management has adjusted the valuation allowance during the transition period ended December 31, 2009 to reduce the deferred tax asset associated with the net operating loss carryforwards to $Nil at December 31, 2009.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 11. INCOME TAX (continued)

Additionally, as of December 31, 2009, the Company had accumulated net operating loss carryforwards for Chinese tax purposes of approximately $924. Realization of the Chinese tax net operating loss carryforwards is dependent on future profitable operations, as well as a maximum five-year carryforward period. Accordingly, management has adjusted valuation allowance to reduce the deferred tax associated with the net operating loss carryforwards to zero at December 31, 2009. These tax losses yield deferred tax assets of approximately $231 as of December 31, 2009.

The components of profit (loss) before income tax and noncontrolling interests are as follows:

	Nine Months
	Ended	Year Ended
	December 31,	March 31,
	2009	2009
	$	$
Hong Kong	(593,328)	(1,123,538)
Macau	(411,416)	(580,767)
Singapore	-	349
United States	(1,086,244)	(1,910,208)
Mainland, the PRC	(3,728)	(2,804)
Tax exempt countries, including BVI and Cayman Islands	(605,762)	369,772
	(2,700,478)	(3,247,196)

Tax laws applicable to the Company and its subsidiaries are as follows:

  Tech Team Holdings Limited (“TTHL”) is a tax-exempted company incorporated in the Cayman Islands.

  Under the current BVI law, Tech Team (China) Limited’s, Tech Team Investment Limited’s and Powerland Technology Limited’s income are not subject to taxation.

  Lightscape Technologies Inc. and Tomi Fuji Energy Pte. Limited also had no assessable profits earned or had tax losses brought forward to offset current period assessable profit during the periods presented.

  No provision for PRC income tax has been made as Tech Team Development (Zhuhai) Limited (“TT (Zhuhai)”) had no assessable profits earned during the nine months and the year ended December 31, 2009 and March 31, 2009 respectively. Preferential tax treatment has been agreed with the relevant tax authorities and TT(Zhuhai) is exempted from PRC income tax in the first two profitable years and is subject to half of the standard statutory tax rate of 15% in the subsequent three years. However, as TT (Zhuhai) derived no taxable profits since its commencement of operations, this preferential tax treatment has expired and it is required to pay a tax rate of 25% from January 1, 2008 onward.

  Beijing Illumination is a Hong Kong company which is subject to a tax on profits of 16.5% from April 1, 2008 onward.

  Lightscape Macau is a company incorporated in Macau Special Administrative Region, which is subject to progressive tax rates to a maximum rate of 12%.

  Other companies are dormant and had no assessable profits earned during the periods presented.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 11. INCOME TAX (continued)

Income tax expense (credit) for the nine months and the year ended December 31, 2009 and March 31, 2009, respectively, represents the provision for income tax in the following jurisdictions:

	Nine
	Months	Year
	Ended	Ended
	December	March
	31,	31,
	2009	2008
	$	$
Current taxes:
Hong Kong	-	(27,944)
Macau	-	(206,977)
	-	(234,921)

NOTE 12. DISCONTINUED OPERATIONS

The Company accounts for its discontinued operations under the provisions of ASC 205-20 “Presentation of Financial Statements – Discontinued Operations” (“ASC 205-20”). Accordingly, the results of operations and the related charges for discontinued operations in respect of Beijing Aihua New Enterprise Lighting Appliance Co. Ltd. as included previously in other segment, and discontinued component in respect of Golden Cypress Limited as previously included in LED solutions segment, have been classified as “Net profit from discontinued operations, net of income taxes” on the accompanying Consolidated Statements of Operations and Comprehensive Loss. Assets and liabilities of the discontinued operations have been reclassified and reflected on the accompanying Consolidated Balance Sheets as “Current assets of discontinued operations” and “Current liabilities of discontinued operations”. For comparative purposes, all prior periods presented have been reclassified to reflect the reclassifications on a consistent basis.

(a) Golden Cypress Limited

In order to more effectively utilize the financial and other resources, and to focus our business on the digital out-of-home advertising business, on August 31, 2009, the Company disposed of 100% of the outstanding capital stock of Golden Cypress Limited (“Golden Cypress”) to a third party investor (“the Purchaser”), at a consideration of $1,120,000. Golden Cypress is a company incorporated in the British Virgin Islands, which operates an LED solutions business in Asia, the segment in which we reported its operations before the sale (See Note 16).

The purchase price is due to be paid in cash by the Purchaser within 12 months on or before August 31, 2010.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 12. DISCONTINUED OPERATIONS (continued)

Gain on disposal of Golden Cypress is determined as follows:

$
Cash and cash equivalents	1,047
Accounts receivable	448,952
Prepaid expenses and other current assets	824,795
Plant and equipment, net	64,864
Out-of-home advertising equipment, net	394,415
Short-term bank borrowings	(56,993)
Long-term bank borrowings	(46,818)
Secured loan – current portion	(138,658)
Secured loan – non-current portion	(138,658)
Obligations under capital leases – current portion	(3,037)
Obligations under capital leases – current portion	(5,117)
Trade payables	(138,264)
Accrued expenses and other current liabilities	(131,676)
Income tax payable	(9,024)
Net assets	1,065,828
Total consideration	1,120,000

Gain on disposal of a subsidiary	54,172

Results of operation of Golden Cypress for the nine months ended December 31, 2009 have been included as discontinued operations in the Consolidated Statements of Operations and Comprehensive Loss of the Company.

(b) Lighting Source Products Business

In September 2009, the Company’s board of directors authorized management to begin the process to sell all the rights and assets of the lighting source products business, namely the operational subsidiary Beijing Aihua. Beijing Aihua researches, develops, manufactures and sells high-intensity discharge lighting products including metal halide lamps and high-pressure sodium lamps. The Company’s decision to discontinue operations in the lighting source products business was intended to more effectively utilize the Company’s financial and human resources by focusing on the digital out-of-home advertising and LED solutions businesses which management considers to have more promising potential for revenue and margin growth. Pursuant to a sales and purchase agreement (the “S&P Agreement”) dated November 20, 2009, with an effective date of November 30, 2009, between Beijing Illumination (Hong Kong) Limited (“Beijing Illumination”) and Zhejiang Zhong Jun Investment Management Co. Ltd. (“Zhejiang Zhong Jun”), the Company, through its subsidiary Beijing Illumination, agreed to sell to Zhejiang Zhong Jun its 100% equity interest in Beijing Aihua at a consideration of $1,140,751 (or RMB7,800,000). Of the total consideration of $1,140,751, $219,375 (or RMB1,500,000) was received in cash on November 20, 2009. The remaining RMB6,300,000 (approximately

US$921,861) was paid by Zhejiang Zhong Jun to Beijing Illumination in full by Zhejiang Zhong Jun to Beijing Illumination in cash in March 2010. The Sale and Purchase Agreement closed on April 12, 2010.

We previously reported Beijing Aihua’s operations as part of the Other segment (See Note 16).

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 12. DISCONTINUED OPERATIONS (continued)

Loss on disposal of Beijing Aihua is determined as follows:

$
Net tangible assets:
Cash and cash equivalent	44,674
Trade receivables	321,518
Prepaid expenses	67,542
Other receivables – current portion	541,079
Inventory	2,283,079
Plant and equipment, net	2,000,550
Other receivable – non-current portion	512,558
Trade payables	(324,406)
Deposits received	(6,018)
Accrued expenses	(27,934)
Other payable	(329,053)
5,083,589
Intangible assets:
Other intangible asset	675,858
Net asset value	5,759,447
Consideration	(1,134,777)
Exchange gain realized on disposal	(839,128)
Disposal expenses	227,412
Loss on disposal of Beijing Aihua	4,012,954
Goodwill impairment	3,700,197
7,713,151

Upon impairment of goodwill, the balance of goodwill as of December 31, 2009 is as follows:

$

Goodwill before impairment	4,476,574
Impairment relating to Beijing Aihua	(3,700,196)
776,378

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 12. DISCONTINUED OPERATIONS (continued)

(c) Results of Discontinued Operations

Revenues and net profit (loss) from discontinued operations of the Golden Cypress and energy savings business, as included in “others”, and lighting source product business of Beijing Aihua are as follows:

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$
Operating revenue - Beijing Aihua	1,162,871	1,508,532	1,545,251
Operating revenue – others	151,012	617,702	1,118,450
	1,313,883	2,126,234	2,663,701

Pre-tax profit (loss) from discontinued operations:
Beijing Aihua	(1,066,276)	(799,315)	(1,811,597)
Others	25,553	(128,486)	(120,632)
	(1,040,723)	(927,801)	(1,932,229)

Income tax credit	-	46,533	46,438
Net profit (loss) from discontinued operations	(1,040,723)	(881,268)	(1,885,791)

(d) Relevant current assets and current liabilities in respect of discontinued operations are as follows:

	December 31,	March 31,
	2009	2009
	$	$
Current assets of discontinued operations:
Cash and cash equivalents	-	47,470
Accounts receivable, net of allowance for doubtful accounts of $nil on December 31, 2009 and $872,460 on March 31, 2009	-	1,068,622
Prepaid expenses and other current assets	9,186	1,182,346
Inventories – others , including valuation allowance of $nil on December 31, 2009 and $162,782 on March 31, 2009	-	2,276,992
Net investment in sales-type leases of discontinued operations – current portion	116,107	115,310
Intangible assets, net	-	886,851
Goodwill	-	3,700,197
Plant and equipment, net	355	2,256,934
Out-of-home advertising equipment, net	-	389,387
Prepaid expenses and other current assets – due after one year	-	511,277
	125,648	12,435,386

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 12. DISCONTINUED OPERATIONS (continued)

	December 31,	March 31,
	2009	2009
	$	$
Current liabilities of discontinued operations:
Short-term bank borrowings	-	55,266
Long-term bank borrowings	-	62,158
Trade payables	7,824	338,821
Accrued expenses and other current liabilities	118,178	614,603
Obligations under capital leases – current portion	-	2,904
Obligations under capital leases – non-current portion	-	5,313
Income tax payable	74,955	91,443
	200,957	1,170,508

NOTE 13. CONCENTRATION OF CREDIT RISK

As of December 31, 2009 and March 31, 2009, the Company has a credit risk exposure of uninsured cash in banks of $5,018 and $52,133 (including cash of discontinued operations of $473 and $37,157 respectively), respectively. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

Subsequent to the measures taken by the Hong Kong Monetary Authority on October 14, 2008 to use the Exchange Fund to guarantee the repayment of all customer deposits held in Authorised Financial Institutions in Hong Kong, following the principles of the existing Deposit Protection Scheme, assurance is made to depositors that their money is fully protected. Hence, as of December 31, 2009 cash of $204,490 (including cash of discontinued operations of $Nil) out of a total of $209,508 (including cash of discontinued operations of $Nil) of the Company’s cash held with banks in Hong Kong is now subject to no credit risk.

The Company establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

For the nine months ended December 31, 2009, three customers accounted for approximately 26.5% and 16.3% (of which these two customers are subsidiaries of the same group of companies) and 16.0%, respectively, of the Company’s total revenues. As of December 31, 2009, there are three customers whose account receivables to the Company accounted for 50.0%, 28.0% and 13.2%, respectively, of total accounts receivable of which the first customer of 50.0% and the third customer of 13.2% are subsidiaries of the same group of companies.

The Company relies on supplies from numerous vendors. For the nine months ended December 31, 2009, three vendors accounted for approximately 31.2%, 15.7% and 10.2%,respectively, of total supply purchases.

The Company’s business, assets and operations are currently focused on the digital out-of-home advertising business and the sales of LED solutions and specialty lighting source products in Hong Kong, China, and Macau, and accordingly, are affected to a significant degree by any economic, political and legal developments in those regions.

NOTE 14. COMMITMENTS

Leases

The Company has operating lease agreements principally for its office facilities and factory buildings. Such leases have remaining terms of approximately 1 to 1.75 years. The following is a summary of future minimum lease payments under operating leases as of December 31, 2009. Rental expense was $482,338 and $162,295 for the nine months ended December 31, 2009 and 2008, respectively, and $252,475 for the year ended March 31, 2009.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 14. COMMITMENTS (continued)

Twelve months ending December 31,

$
2010	256,303
2011	161,400
Thereafter	-
417,703

Capital Expenditures

On October 1, 2009, the Company signed an outdoor digital billboard cooperation agreement with Beijing Chongwen –New World Properties Development Co. Ltd., a New World subsidiary. Under the 10-year agreement, the Company agreed to build two large-scale outdoor LED displays at the Beijing New World Centre mixed-use complex, with screen areas of 150 square meters and 50 square meters, respectively. The Company will source, design, install and service the two LED displays, and secure advertising contracts for advertising and media content to be displayed on the screens. The first LED display began operating and generating advertising revenue on February 10, 2010, while the second LED display is expected to be completed and become operational by June 2010. The Company plans to install additional large-sized LED displays in the second half of 2010, including but not limited to New World Department Store China Ltd. department stores in Wuhan and Changsha, China. The Company estimates the total capital expenditure involved for these LED screens to be approximately $1,092,545, either in cash or through utilization of LED inventory of the Company.

NOTE 15. RELATED PARTY BALANCES AND TRANSACTIONS

Related Party Transactions

The Company acquired Lightscape Macau in 2006 by payment of $1,550 (Macau Pataca (“MOP”) MOP12,400) and issuance of 1,200,000 shares of the Company upon the condition that Lightscape Macau would make a net profit of not less than $2,564,103 (HK$20,000,000) for the period from October 1, 2006 to September 30, 2007 (“the guarantee period”). Lightscape Macau had a loss during the guaranteed period and management is taking action to cancel the 1,200,000 shares issued.

Related Party Balances

The amounts due to a director represents cash advances from him and are unsecured, non-interest bearing and have no fixed repayment terms. The balances related to such advances are as follows:

	December 31,	March 31,
	2009	2009
	$	$
Amount due to a director:
Mr. Bondy Tan	497,569	745,503

NOTE 16. SEGMENT INFORMATION

The Company is engaged in continuing operations within two main business segments: (i) digital out-of-home advertising and (ii) LED solutions. These represent the Company’s reportable segments. The accounting policies of the operating segments are the same as those described in the Summary of Principal Accounting Policies (See Note 2). The Company evaluates performance based on profit or loss from operations, excluding corporate, general and administrative expenses.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 16. SEGMENT INFORMATION (continued)

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$
Segment revenues from external customers:
Advertising	707,776	-	-
LED solutions	2,818,156	2,195,607	2,932,772
Other	83,956	26,028	28,619
	3,609,888	2,221,635	2,961,391

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$
Operating profit (losses):
Advertising	191,717	-	(13,577)
LED solutions	(2,724,414)	(1,936,490)	(3,311,883)
Other	(159,525)	(25,461)	28,619
Loss from continuing operations before income tax and noncontrolling interest	(2,692,222)	(1,961,951)	(3,296,841)

	December 31,	March 31,
	2009	2009
	$	$
Segment assets:
Advertising	3,274,945	3,856,166
LED solutions (i)	6,322,970	4,229,653
	9,597,915	8,085,819
Assets of discontinued operations	125,648	12,471,743
	9,723,563	20,557,562

(i) including goodwill of $776,378 as of December 31, 2009 and March 31, 2009 included in the LED solutions segment.

	For Nine	For Nine	For the Year
	Months	Months Ended	Ended
	Ended	December 31,	March 31,
	December 31,	2008	2009
	2009	(Unaudited)
	$	$	$

Capital expenditures:
Advertising	902,054	-	1,168,290
LED solutions	50,244	148,817	649,597
Other	-	-	-
	952,298	148,817	1,817,887

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 16. SEGMENT INFORMATION (continued)

Geographical Information:

	Nine Months	Nine Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2009	2008	2009
		(Unaudited)
	$	$	$
Total sales:
Mainland, the PRC	522,412	159,812	260,187
Hong Kong	3,087,476	1,181,480	2,027,221
Macau	-	674,956	631,299
Singapore	-	45,575	42,684
	3,609,888	2,221,635	2,961,391

The location of the Company’s long-lived assets is as follows:

	December 31,	March 31,
	2009	2009

Hong Kong	1,760,210	1,168,672
Mainland, the PRC	2,221,657	2,171,678
	3,981,867	3,340,350

Four customers accounted for 33%, 20.2%, 19.9% and 11.7% of operating revenue of the LED solutions segment for the nine months ended December 31, 2009, respectively, and one customer accounted for 38.8% of operating revenue of the LED solutions segment for the year ended March 31, 2009.

NOTE 17. SECURED LOAN

On July 13, 2009, the Company obtained a secured loan of $257,069 from a third party financial institution. The loan has a maturity of four months and was to be repaid on November 12, 2009, which was subsequently extended to May 12, 2010, at an interest rate of 3% per month. It is secured by a joint and several guarantee from two directors of subsidiaries of the Company. Upon agreement of both parties, principal will be repaid in four equal monthly instalments.

The following is a summary of future repayments related to the secured loan:

$
Twelve months ending December 31, 2010	192,802

The liability in respect of the secured loan, as borrowed by the Company on May 13, 2009 under a working capital facility of $271,428 from a third party financial institution has been assumed by the third party purchaser upon disposal of a subsidiary as mentioned in Note 12.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 18. SHORT-TERM BANK BORROWINGS

Short-term bank borrowings relate to an instalment loan of $771,208 (or HKD6,000,000) from DBS Bank (Hong Kong) Limited (“DBS Bank”) under the Special Loan Guarantee Scheme of The Government of the Hong Kong Special Administrative Region (“HKSAR Government”). The loan is repayable over 12 equal monthly instalments, at an interest rate of 2% per annum over the prime lending rate, which is currently 5%, from May 12, 2009 to April 12, 2010. The instalment loan is secured by a Special Loan Guarantee issued by the HKSAR Government for an amount equal to 70% of the loan, a Guarantee and Indemnity for an unlimited amount duly executed by a director of the Company and a director of a subsidiary, and a Guarantee and Indemnity for an unlimited amount duly executed by a subsidiary. As of April 19, 2010, the instalment loan has been fully repaid to DBS Bank on the respective monthly due dates.

The following is a summary of future repayments related to bank borrowings for the next five years

$
Twelve months ending December 31, 2010	263,313

NOTE 19. WARRANTS

In connection with the placement of 9,375,000 shares completed on March 17, 2008, the Company issued warrants to Roth Capital Partners, LLC, the placement agent, to purchase up to 656,250 shares of the Company’s common stock (representing 7% of the shares placed) as compensation for its placement services. The warrants have a term of five years, are exercisable immediately upon issuance and have an exercise price of $0.80 per share.

The warrants have been accounted for as common stock warrants at fair value in the amount of $344,673, which forms part of shareholder’s equity, with the corresponding charge debited directly to additional paid-in capital, for the year ended March 31, 2008. The valuation of the warrants was performed by management in accordance with Generally Accepted Valuation Methodologies, including but not limited to, the discounted cash flow method, the Black-Scholes-Merton option pricing model, and the Binomial option model, as required by SFAS No. 123 (revised 2004) “Share-Based Payment” issued by the FASB, now codified as ASC 718.

The following key valuation parameters have been used in assessing the fair value of the warrants:

Parameter	For the Year Ended March 31, 2008
Stock price	$1.11
Exercise price	$0.80
Risk-free rate	2.44%
Nature of the warrants	Call
Expected life	5 years
Expected volatility	112.62%
Expected dividend yield	0.00%
Early exercise behavior	150% of the exercise price

NOTE 20. RETIREMENT PLAN

The Company operates a Mandatory Provident Fund (“MPF”) plan for its Hong Kong employees. The pension expenses charged to the consolidated statement of operations and comprehensive loss amounted to $29,821 and $44,365 for the nine months ended December 31, 2009 and for the year ended March 31, 2009 respectively.

LIGHTSCAPE TECHNOLOGIES INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND YEAR ENDED MARCH 31, 2009

NOTE 21. POST BALANCE SHEET EVENT

In late March 2010, the Company, through its wholly-owned subsidiary Lightscape Technologies (Greater China) Limited (“LTGC”), secured an Account Payable Financing (“AP Financing”) loan facility, which also applies to Letter of Credit and Trust Receipt, with a maximum limit of $642,674 (or HKD5,000,000) from DBS Bank (Hong Kong) Limited (“DBS Bank”) under the Special Loan Guarantee Scheme of the HKSAR Government. The AP Financing loan is operated on a revolving basis, with the AP Financing loan granted at 100% of invoiced value against original invoice, for a maximum maturity of 90 days, less supplier’s credit period, if any. Interest charged against the related bill payable will be at a standard bills rate quoted by DBS from time to time. The AP Financing loan is secured by a Special Loan Guarantee issued by the HKSAR Government for an amount equal to 80% of the loan, a Guarantee and Indemnity for an unlimited amount duly executed by a director of the Company and a director of LTGC, and a Guarantee and Indemnity for an unlimited amount duly executed by Tech Team Investment Limited, the immediate holding company of LTGC.

          No finder, dealer, sales-person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission Registration Fees.

Securities and Exchange Commission registration fees	$268.22

Printing and engraving expenses	$1,000	(1)

Accounting fees and expenses	$50,000	(1)

Legal fees and expenses	$25,000	(1)

Transfer agent and registrar fees	$2,000	(1)

Fees and expenses for qualification under state securities laws	$1,200	(1)

Miscellaneous	$1,000	(1)

Total	$80,468.22

(1) We have estimated these amounts.

Item 14. Indemnification of Directors and Officers.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

          We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that:

- every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under General Corporation Law of the State of Nevada, from time to time, for all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon;

- receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our Bylaws;

- our board of directors may cause us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person; and

- our board of directors may from time to time adopt further Bylaws with respect to indemnification and amend our current and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State or Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

          We sold the following securities within the past three years that were not registered under the Securities Act:

          On August 21, 2007, we closed a private placement consisting of an aggregate of 6,600,000 shares of common stock at a price of $0.55 per share for gross proceeds of $3,630,000. We issued the shares of common stock to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act.

          On December 11, 2007, we closed a private placement consisting of an aggregate of 2,450,000 shares of common stock at a price of $0.65 per share for gross proceeds of $1,592,500. We issued the shares of common stock to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act.

          On March 17, 2008, we closed a private placement in which we sold 9,375,000 shares of our common stock at a purchase price of $0.80 per share for an aggregate purchase price of $7,500,000. We issued the securities pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. Roth Capital Partners, LLC acted as our placement agent for the offering and received a cash fee in the amount of $525,000 and warrants to purchase an aggregate of 656,250 shares of common stock that are exercisable for a period of five years by cash exercise at an exercise price of $0.80 per share, or by cashless exercise, subject to adjustment for certain anti-dilutive events. We issued the warrants to Roth Capital Partners, LLC pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Documents filed as part of this registration statement:

(1) Report of Independent Registered Public Accounting Firm, dated April 19, 2010

Consolidated Balance Sheets as at December 31, 2009 and March 31, 2009

Consolidated Statements of Operations and Comprehensive Loss for the Nine Months Ended December 31, 2009 and the Year Ended March 31, 2009

Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Loss for the Nine Months Ended December 31, 2009 and the Year Ended March 31, 2009

Consolidated Statements of Cash Flows for the Nine Months Ended December 31, 2009 and the Year Ended March 31, 2009

Notes to Consolidated Financial Statements

(2)           Financial Statement Schedules:

None.

(b)      Exhibits:

Exhibit Number	Description

(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession

2.1

Share Exchange Agreement dated January 7, 2005, among Global Innovative Systems Inc., Tech Team Holdings Limited, Bondy Tan and the Selling Shareholders (incorporated by reference from our Current Report on Form 8-K filed on January 18, 2005)

(3)	(i) Articles of Incorporation; and (ii) Bylaws

3.1	Charter (incorporated by reference from our Registration Statement on Form 10-SB filed on April 11, 2000)

3.2	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB filed on April 11, 2000)

3.3	Certificate of Reverse Stock Split filed with the Nevada Secretary of State on November 12, 2003 (incorporated by reference from our Current Report on Form 8-K filed on December 17, 2003)

3.4

Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on March 3, 2004 (incorporated by reference from our Quarterly Report on Form 10- QSB filed on May 15, 2004)

3.5	Certificate of Change filed with the Secretary of State of Nevada on December 23, 2004 (incorporated by reference from our Current Report on Form 8-K filed on January 6, 2005)

3.6	Articles of Merger filed with the Secretary of State of Nevada on April 17, 2007 effective April 20, 2007 (incorporated by reference from our Current Report on Form 8-K filed on April 23, 2007)

3.7	Bylaws (incorporated by reference from our Current Report on Form 8-K filed on October 14, 2008)

(5)	Opinion Re: Legality

5.1

Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 filed on July 21, 2008 (File No. 333-152428))

(10)	Material Contracts

10.1	Management Contract between Tech Team Holdings Limited / Tech Team Development Limited and Bondy Tan (incorporated by reference from our Current Report on Form 8-K filed on January 18, 2005)

10.2

Form of Registration Rights Agreement among Lightscape Technologies Inc. and the investors named therein dated March 9, 2008 (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2007)

Exhibit Number	Description

10.3	Agreement between Lightscape Technologies Inc. and Aaron Tibor Ratner dated April 18, 2008 (incorporated by reference from our Current Report on Form 8-K filed on December 5, 2008)

10.4

Sale and Purchase Agreement between Beijing Illumination (Hong Kong) Limited and Zhejiang Zhong Jun Investment Management Co. Limited, dated November 20, 2009 (Translated from Chinese) (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 23, 2009)

(14)	Code of Ethics

14.1	Code of Ethics (incorporated by reference from our Current Report on Form 8-K filed on January 6, 2009)

(21)	Subsidiaries

21.1*	List of subsidiaries

(23)	Consents of Experts and Counsel

23.1*	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation

23.2	Consent of Clark Wilson LLP (included in exhibit 5.1)

*Filed herewith

Item 17. Undertakings.

The undersigned company hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(6) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the selling stockholders during the subscription period, the amount of unsubscribed securities to be purchased by the selling stockholders, and the terms of any subsequent reoffering thereof. If any public offering by the selling stockholders is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(7)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong, the People’s Republic of China, on May 12, 2010.

LIGHTSCAPE TECHNOLOGIES INC.

/s/ Bondy Tan
By: Bondy Tan
President, Secretary and Treasurer
and Chief Executive Officer and Director
(Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bondy Tan
By: Bondy Tan
President, Secretary and Treasurer
and Chief Executive Officer and Director
(Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer)
Dated: May 12, 2010

/s/ Charles Cheung
By: Charles Cheung
Director
Dated: May 12, 2010

/s/ Aaron Ratner
By: Aaron Ratner
Director
Dated: May 12, 2010

/s/ Edmand Yuk Man Wong
By: Edmand Yuk Man Wong
Director
Dated: May 12, 2010

/s/ Kwok Tin Tang
By: Kwok Tin Tang
Director
Dated: May 12, 2010

/s/ Alfred Lee Ming Sung
By: Alfred Lee Ming Sung
Director
Dated: May 12, 2010

EXHIBIT INDEX

Exhibit Number	Description

(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession

2.1	Share Exchange Agreement dated January 7, 2005, among Global Innovative Systems Inc., Tech Team Holdings Limited, Bondy Tan and the Selling Shareholders (incorporated by

(3)	(i) Articles of Incorporation; and (ii) Bylaws

3.1	Charter (incorporated by reference from our Registration Statement on Form 10-SB filed on April 11, 2000)

3.2	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB filed on April 11, 2000)

3.3	Certificate of Reverse Stock Split filed with the Nevada Secretary of State on November 12, 2003 (incorporated by reference from our Current Report on Form 8-K filed on December 17, 2003)

3.4

Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on March 3, 2004 (incorporated by reference from our Quarterly Report on Form 10- QSB filed on May 15, 2004)

3.5	Certificate of Change filed with the Secretary of State of Nevada on December 23, 2004 (incorporated by reference from our Current Report on Form 8-K filed on January 6, 2005)

3.6	Articles of Merger filed with the Secretary of State of Nevada on April 17, 2007 effective April 20, 2007 (incorporated by reference from our Current Report on Form 8-K filed on April 23, 2007)

3.7	Bylaws (incorporated by reference from our Current Report on Form 8-K filed on October 14, 2008)

(5)	Opinion Re: Legality

5.1

Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 filed on July 21, 2008 (File No. 333-152428))

(10)	Material Contracts

10.1	Management Contract between Tech Team Holdings Limited / Tech Team Development Limited and Bondy Tan (incorporated by reference from our Current Report on Form 8-K filed on January 18, 2005)

10.2

Form of Registration Rights Agreement among Lightscape Technologies Inc. and the investors named therein dated March 9, 2008 (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2007)

Exhibit Number	Description

10.3	Agreement between Lightscape Technologies Inc. and Aaron Tibor Ratner dated April 18, 2008 (incorporated by reference from our Current Report on Form 8-K filed on December 5, 2008)

10.4

Sale and Purchase Agreement between Beijing Illumination (Hong Kong) Limited and Zhejiang Zhong Jun Investment Management Co. Limited, dated November 20, 2009 (Translated from Chinese) (incorporated by reference from our Quarterly Report on Form 10-Q filed on November 23, 2009)

(14)	Code of Ethics

14.1	Code of Ethics (incorporated by reference from our Current Report on Form 8-K filed on January 6, 2009)

(21)	Subsidiaries

21.1	List of subsidiaries

(23)	Consents of Experts and Counsel

23.1	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation

23.2	Consent of Clark Wilson LLP (included in exhibit 5.1)